Exhibit 10.1

                                SHELTER AGREEMENT

                             ALIGN TECHNOLOGY, INC.

                                       AND

                           INTERNATIONAL MANUFACTURING
                        SOLUTIONS OPERACIONES, S. DE R.L.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

                     SHELTER AGREEMENT BETWEEN ALIGN AND IMS
                          TABLE OF CONTENTS / EXHIBITS

1.   PRODUCTS.                                                                 1

2.   COMPONENTS.                                                               2

  2.1   CUSTOMS ADMINISTRATIVE SERVICES.                                       2

  2.2   CUSTOMS BROKERAGE SERVICES.                                            2

3.   EQUIPMENT.                                                                2

  3.1   COMMODATUM AGREEMENT.                                                  2

  3.2   INSTALLATION OF EQUIPMENT                                              3

  3.3   USE OF EQUIPMENT.                                                      3

  3.4   CARE OF EQUIPMENT.                                                     3

  3.5   OWNERSHIP.                                                             3

  3.6   POSSESSION.                                                            3

  3.7   INSURANCE.                                                             4

  3.8   REPAIRS AND REPLACEMENTS.                                              4

  3.9   TAXES.                                                                 4

4.   PREMISES.                                                                 4

  4.1   LOCATION.                                                              4

  4.2   PREMISES RENTAL.                                                       4

  4.3   AREA OF PREMISES.                                                      8

  4.4   PREMISES CONDITION.                                                    8

  4.5   PREMISES INSURANCE.                                                    8

  4.6   MAINTENANCE AND REPAIRS.                                               8

  4.7   LEASE.                                                                 8

  4.8   COMMUNICATIONS                                                         8

  4.9   WAREHOUSE FACILITIES.                                                  9

5.   MANUFACTURING SUPPORT SERVICES                                            9

  5.1   EVALUATIONS                                                           10

  5.2   PROGRAM MANAGER.                                                      10

  5.3   ADDITIONAL SERVICES.                                                  11

  5.4   SECURITY.                                                             11

  5.5   INSURANCE.                                                            11

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

                     SHELTER AGREEMENT BETWEEN ALIGN AND IMS
                          TABLE OF CONTENTS / EXHIBITS

6.   LABOR                                                                    11

  6.1   EMPLOYMENT, TERMINATION AND CONDITIONS OF EMPLOYMENT.                 11

  6.2   LABOR RATES.                                                          11

  6.3   OVERTIME.                                                             12

  6.4   TRAINING.                                                             12

  6.5   EMPLOYEE EXCLUSIVITY.                                                 12

  6.6   USE OF PART-TIME IMS EMPLOYEES.                                       12

  6.7   ALIGN PERSONNEL.                                                      12

  6.8   WORK VISAS.                                                           12

  6.9   CROSS-HIRING OF EMPLOYEES.                                            12

  6.10  PRODUCTION REQUIREMENTS - EMPLOYEES.                                  13

  6.11  INVOICING AND OTHER CHARGES.                                          13

  6.12  REIMBURSABLE EXPENSE                                                  13

  6.13  WAGE AND TAX ADJUSTMENT.                                              13

  6.14  FORM OF PAYMENT.                                                      14

  6.15  TERMS OF PAYMENT.                                                     14

  6.16  COST REDUCTIONS; MOST FAVORED CUSTOMER.                               14

7.   TECHNICAL INFORMATION.                                                   14

  7.1   IP WARRANTY.                                                          14

  7.2   PRE-EXISTING MATERIALS.                                               14

  7.3   ALIGN NAME.                                                           15

  7.4   NON-DISCLOSURE.                                                       15

8.   REPRESENTATIONS.                                                         15

9.   TERM.                                                                    16

  9.1   TERMINATION.                                                          16

  9.2   TERMINATION BY ALIGN.                                                 17

  9.3   TERMINATION AT WILL.                                                  17

  9.4   TRANSITION PERIOD.                                                    17

  9.5   ALIGN'S OBLIGATIONS UPON TERMINATION.                                 18

  9.6   IMS' OBLIGATION UPON TERMINATION.                                     18

  9.7   SURVIVAL.                                                             18

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

                     SHELTER AGREEMENT BETWEEN ALIGN AND IMS
                          TABLE OF CONTENTS / EXHIBITS

10.  RETURN OF PROPERTY.                                                      18

11.  TRANSPORTATION TO/FROM MEXICO.                                           18

12.  CUSTOMS & DUTIES.                                                        18

  12.1  MEXICAN CUSTOMS DOCUMENTATION.                                        19

  12.2  U.S. CUSTOMS DOCUMENTATION.                                           19

13.  RELATIONSHIP OF THE PARTIES.                                             19

14.  INDEMNITY GENERAL.                                                       19

  14.1  IMS' INDEMNITY.                                                       19

  14.2  ALIGN'S INDEMNITY.                                                    19

  14.3  INDEMNITY PROCEDURES.                                                 20

15.  NOTICES.                                                                 20

16.  ASSIGNMENT.                                                              20

17.  WAIVER.                                                                  20

18.  SEVERABILITY.                                                            20

19.  GOVERNING LAW.                                                           20

20.  FORCE MAJEURE.                                                           21

21.  COUNTERPARTS.                                                            21

22.  ENTIRE AGREEMENT.                                                        21

23.  INTERNATIONAL MATTERS.                                                   21

24.  REMEDIES.                                                                21

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

                     SHELTER AGREEMENT BETWEEN ALIGN AND IMS
                          TABLE OF CONTENTS / EXHIBITS

EXHIBIT                           DESCRIPTION
---------------------------       ----------------------------------------------

Exhibit "A"                       LIST OF COMPONENTS

Exhibit "B"                       CROSS BORDER, CUSTOMS AND TRANSPORTATION

Exhibit "C"                       COMMODATUM AGREEMENT

     Annex 1 to Exhibit "C"       EQUIPMENT USE AGREEMENT

     Annex 2 to Exhibit "C"       EQUIPMENT LIST

Exhibit "D"                       PRICING MATRIX

Exhibit "E"                       REQUIRED INSURANCE COVERAGE

Exhibit "F"                       GUARANTY

Schedule "A"                      MISCELLANEOUS

                                                     ALIGN/IMS Shelter Agreement
                                                               December 22, 2005

                     SHELTER AGREEMENT BETWEEN ALIGN AND IMS

THIS SHELTER AGREEMENT (hereinafter, "Agreement"), made effective this 22nd day of December, 2005 (the "Effective Date"), is made between ALIGN TECHNOLOGY, INC., having its corporate headquarters at 881 Martin Avenue, Santa Clara, CA 95050 (hereinafter referred to as "ALIGN") and INTERNATIONAL MANUFACTURING SOLUTIONS OPERACIONES, S. de R.L. ("IMS"), a Mexican limited liability company having its corporate headquarters at Calle Mayas 7710, Cd. Juarez, Chih., Mexico. (ALIGN and IMS are also individually each a "Party" and, collectively, are the "Parties").

                                 R E C I T A L S

Whereas, ALIGN is currently operating under an agreement dated June 3, 2002 between ALIGN and Elamex S.A. de C.V. ("Elamex") of which on July 11, 2003, all rights and obligations of the Agreement were assigned, with the approval of ALIGN, from Elamex to IMS; and

Whereas, ALIGN desires to continue its relationship with IMS and further to engage into a new agreement with IMS which is more representative of the way operations between the Parties are currently being conducted. Additionally, it is the desire of ALIGN to allow for an agreement which will have an extended term and other provisions which will allow for the long term business planning of both Parties; and

Whereas, ALIGN will continue to have 100% control over its core manufacturing competencies while IMS professionals handle the intricacies of providing and performing the necessary functions in Mexico, such as facilities and facility maintenance, human resource recruiting, management and administration, MRO sourcing and purchasing, payroll, accounting, Mexican accounts payable, cross-border logistics management, customs administration, environmental compliance, Mexican government management, employee medical programs, employee transportation and cafeteria services ("Services"); and

Whereas, ALIGN is currently engaged in the manufacturing of clear, removable aligners which general description of product types may be expanded from time to time by ALIGN in order to include additional devices and product types under the scope of this Agreement ( the "Products"); and

Whereas, ALIGN desires to continue the manufacturing of its Products in the location hereinafter defined as the Premises for distribution and sale; and

Whereas, IMS possesses and will possess at all times during the term of this Agreement the expertise to provide the Premises and to perform its obligations hereunder; and

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth and for other good and valuable consideration, the Parties hereto agree as follows:

                                 A R T I C L E S

1.       PRODUCTS.

IMS will continue to provide the Services described in this Agreement to enable ALIGN to produce the Products. As of the Effective Date, the Shelter Agreement previously entered into between ALIGN and Elamex and assigned by Elamex to IMS will terminate. The provisions of that previously entered Shelter Agreement that survive termination under Section 20.3 of that agreement, including without limitation any provisions concerning indemnity, confidentiality, warranties and intellectual property ownership, shall survive such termination, except as otherwise expressly stated herein. Notwithstanding such survival, each party hereby waives any claim against the other arising out of such termination, including without limitation any claim under Section 10.3 of the previously entered Shelter Agreement.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

2.       COMPONENTS.

ALIGN shall continue to supply and ship, or cause to be shipped to IMS' facility in El Paso, Texas those raw materials, components and other expendable items, which are to be used in the production of Products under this Agreement (hereinafter, collectively, the "Components"), as listed in the attached List of Components (Exhibit "A") which will be changed from time to time to reflect any changes to the Components. Prior to each shipment of Components by ALIGN, ALIGN shall provide IMS with all such documentation as is reasonably required by IMS to effect the exportation of Components from the United States and their importation into Mexico in accordance with Applicable Laws (as defined herein). For purposes of this Agreement, "Applicable Laws" are defined as any laws, statutes, codes, rules, regulations, consents, decrees or other legislative, judicial or administrative acts of any "Government Authority". For purposes of this Agreement, "Government Authority" is defined as any ministry, department, court, agency, commission, board, institution or similar institution in Mexico or the United States.

2.1      CUSTOMS ADMINISTRATIVE SERVICES.

IMS shall continue to provide those administrative services which are necessary to affect the exportation and importation of equipment, machinery, tools, raw materials, packaging materials and all other items required to manufacture the Products, from the United States to Mexico and, where necessary, the exportation and importation of the Equipment as hereinafter defined, from Mexico to the United States or other countries as directed by ALIGN.

2.2      CUSTOMS BROKERAGE SERVICES.

IMS will continue to provide, with respect to exportations from and importations into Mexico, the services of a licensed Mexican Customs House brokerage service. With respect to importations to or exportations from the United States, ALIGN will engage a licensed U.S. customhouse brokerage service, and IMS shall cooperate with such service to effectuate such importations and exportations. The cost of brokerage services shall be paid directly by ALIGN in the case of U.S. brokerage services and by IMS in the case of Mexican brokerage and charged to ALIGN on a cost reimbursement basis as per the attached Cross-Border, Customs and Transportation (Exhibit "B").

3.       EQUIPMENT.

ALIGN will continue to furnish, without charge, and deliver to IMS, at the Premises all tools, machinery, equipment, and such other durable goods as are necessary to manufacture, assemble and produce Products (hereinafter, the "Equipment"; provided, however, that Components are excluded from this definition). IMS will be entitled to use such Equipment without charge in accordance with the purposes set forth in this Agreement and the attached Equipment Use Agreement (Annex 1 to Exhibit "C").

3.1      COMMODATUM AGREEMENT.

ALIGN will, contemporaneously with the execution of this Agreement, execute a Commodatum Agreement, (hereinafter, the "Commodatum Agreement") a copy of which is attached hereto (Exhibit "C") and made a part hereof. The Commodatum Agreement will address, more specifically, the custody and care of Equipment and shall include: (i) an Equipment Use Agreement, attached thereto as Annex 1; and
(ii) an equipment list, attached thereto as Annex 2, describing all Equipment which list thereafter will be supplemented and amended from time to time to reflect any additions to or deletions to such Equipment. The parties will meet
(i) monthly during the first three months after the Effective Date of the Agreement and (ii) and quarterly thereafter to update the equipment list.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

3.2      INSTALLATION OF EQUIPMENT.

IMS will continue to coordinate and carry out the installation of the Equipment which ALIGN will provide to IMS pursuant to the Commodatum Agreement from time to time, all in compliance with the instructions of ALIGN and the applicable Mexican labor, hygiene, environmental, and safety laws, and in compliance with ALIGN's supplied guidelines. Special outside services relating to the installation of Equipment and other adaptation services that may be required by ALIGN will be paid directly by IMS and handled as a Reimbursable Expense. All outside services in excess of $500 U.S. Dollars shall be subject to pre-approval in writing by ALIGN, such approval not to be unreasonably withheld. When the job is executed by IMS' in-house maintenance staff, a budget will be prepared at a labor rate of $15.00 per hour.

3.3      USE OF EQUIPMENT.

The Equipment provided to ALIGN, pursuant to the Commodatum Agreement shall be used by IMS solely in the performance of this Agreement, as further described in the Equipment Use Agreement.

3.4      CARE OF EQUIPMENT.

IMS will care for, protect, and maintain the Equipment as specified in the Equipment Use Agreement.

3.5      OWNERSHIP.

IMS acknowledges that Equipment, Components and Products are the sole and exclusive property of ALIGN and its affiliated companies. IMS shall keep Equipment, Components and Products free and clear of all liens, encumbrances, security interests and claims, including without limitation: any and all claims of (i) any Government Authority; (ii) any creditors of IMS, or any IMS affiliates; or (iii) other persons asserting claims against IMS, and/or any IMS affiliates for any reason (collectively, hereinafter "Liens").

IMS shall notify ALIGN within seven (7) days of the filing or recording of any Liens or assertion of any claims for Liens. In accordance with Section 14.1, IMS shall indemnify ALIGN for any and all Losses that ALIGN may incur in obtaining the discharge of any Liens.

The Equipment, as well as all Components, packaging materials, Products and other items, will remain the sole property of ALIGN and will be returned promptly to ALIGN at its expense, in the condition in which it was delivered by ALIGN to IMS, except in the case of Equipment for normal wear and tear, immediately upon written demand thereof or upon the expiration or early termination of this Agreement. If so requested by ALIGN, Equipment, as well as all Components, packaging materials, Products and other items shall be returned to ALIGN in accordance with Section 10.

3.6      POSSESSION.

IMS is not authorized to sell, loan, pledge, or part with possession of the Equipment, Components, packaging materials, Products or any other item of personal property belonging to or under the lawful control of ALIGN, except to deliver the Equipment to IMS and to return the Equipment to ALIGN in accordance with the terms of this Agreement.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

3.7      INSURANCE.

At Align's written request, ALIGN, at its expense, or as a Reimbursable Expense to IMS, will provide all insurance coverage for Equipment, Components, Products and other items that ALIGN provides to IMS pursuant to this Agreement and the Commodatum Agreement. Insurance procured by IMS and billed to ALIGN as a Reimbursable Expense will name ALIGN as an additional insured party and loss payee if available under Mexican law. Notwithstanding the foregoing, as set forth below in Section 3.8, the payment of certain insurance deductibles will be at the expense of and paid by IMS.

3.8      REPAIRS AND REPLACEMENTS.

Some repairs and replacements relating to Equipment, Components and Products will be borne directly by IMS when practical or when sourced in Mexico and be billed by IMS as a Reimbursable Expense to ALIGN, except for those repairs or replacement costs, including the payment of any insurance deductibles and shipping and handling charges in connection therewith, derived from damage or loss of Equipment, Components or Products caused by the negligent, reckless or willful act of IMS, or any IMS affiliate, which will be at the expense of and paid by IMS.

3.9      TAXES.

Payment of all taxes, including VAT, assessed on Equipment, Components, Products, use of space in the Premises as defined in Section 4.1 of this Agreement and the Services in general by any Government Authority (collectively "Taxes") will be made by IMS and ALIGN has no obligation, responsibility or liability associated with Taxes under this Agreement, provided however that Align will reimburse IMS at cost for VAT taxes associated with reimbursable expenses including MRO plant requirements, capital purchases, capital equipment and construction as set forth in Exhibit D - "Pricing Matrix". ALIGN shall not be responsible or have any liability for any: (i) interest, penalties or other charges associated with the failure of IMS to timely pay such Taxes; (ii) income, gain, franchise, withholding, self-employment and social security taxes of IMS or any IMS affiliate; and (iii) unemployment and workmen's compensation insurance of IMS, or any IMS affiliate. Upon IMS request, if any Government Authority imposes taxes not in effect as of the execution of this Agreement for Services, Equipment, Products or space under this Agreement, the parties will negotiate in good faith to resolve the party responsible for payment of such.

4.       PREMISES.

IMS will continue to perform all services contemplated under this Agreement at the Premises (defined in Section 4.1).

4.1      LOCATION.

The premises are located at Calle Mayas 7710, Parque Industrial Fernandez, Ciudad Juarez, State of Chihuahua, Mexico ("Premises"). The Premises contain approximately 68,292 square feet of which Align has the sole right to use and occupy approximately 52,416 square feet in the areas shown on Exhibit D (hereinafter the "Align Space").

4.2      PREMISES RENTAL.

IMS and Elamex De Juarez S.A. De C.V. ("Elamex") are parties to a certain lease for the Premises ("Elamex Lease") that is set to expire on June 30, 2008 ("Elamex Lease Expiration Date"). IMS is in current negotiations with Elamex to purchase the Premises and expects to reach an agreement in the near future. If for any reason IMS does not own the Premises by May 1, 2006, IMS shall have previously obtained an extension to the term of the Elamex Lease from Elamex for at least two and a half (2.5) additional years after Elamex Lease Expiration Date, under similar terms and pricing as exist under the current Elamex Lease. In addition to extending the term of the Elamex Lease, IMS shall use best efforts to have obtained on or before May 1, 2006 an amendment to Elamex Lease that includes the following rights for ALIGN:

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

         o (i) the right of first refusal to any sale of the Premises by Elamex;

         o (ii) a right of first refusal to use or occupy the Align Space and/ or Premises to enter into a direct lease with the Elamex to rent or lease the Align Space if for any reason the Elamex Lease were to expire or terminate;

         o (iii) the right of first refusal to use or occupy any space within the Premises other than the Align Space, and to enter into a direct lease with the Elamex to rent or lease such space if for any reason the Elamex Lease were to expire or terminate;

         o (iv) the right to remain in possession of the Align Space pursuant to this Agreement and use or occupy the Align Space for the entire term of the Elamex Lease (to be not less than five (5) years from the date of this Agreement), if for any reason the Elamex Lease expires or terminates;

         o (v) the right to cause Elamex to enter into a Recognition, Non-Disturbance and Attornment Agreement wherein Elamex recognizes and accepts ALIGN's use and/or occupancy under this Agreement, agreeing that ALIGN can directly pay Elamex for such use or occupancy of the Align Space at the rates currently in effect for ALIGN under this Agreement, agreeing that ALIGN has the right to cure any of IMS's defaults under the Elamex Lease and further agreeing to such other commercially reasonable protections as ALIGN may reasonably request;

         o (vi) written permission for ALIGN's use or occupancy of the Align Space under this Agreement; and

         o (vii) the right to receive copies of all default notices under the Elamex Lease.

IMS covenants and agrees that all of the foregoing rights are hereby deemed to be given to ALIGN by IMS, as applicable, and that best efforts will be used to obtain the same rights from Elamex on or before May 1, 2006. IMS covenants and agrees not to cause or permit a breach or default by IMS under the Elamex Lease. IMS further covenants and agrees not to assign, sublease or otherwise convey any of its right, title and interest in the Elamex Lease without ALIGN's prior written consent, which will not be unreasonably withheld. ALIGN must review and approve any agreements contemplated herein prior to execution, including, without limitation, any amendments or modifications to the Elamex Lease, and any amendments or extensions thereto. If for any reason IMS fails to use best efforts to obtain any of the foregoing rights for ALIGN from Elamex or otherwise causes or permits a breach or default by IMS under the Elamex Lease, IMS shall indemnify, defend and hold ALIGN, its directors, officers, employees, agents and any successor to ALIGN's interest in the Align Space harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise out of or relate to such.

IMS agrees that the remaining square footage of the Premises, other than the Align Space, will only be used as follows:

         o 6,427 square feet of the Premises will be used solely by Tecma for its headquarters in the location shown on Exhibit D, provided that appropriate security measures are put in place by IMS for restricting access to other areas of the Premises, including, without limitation, the Align Space; and

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

         o For twelve (12) months from the Effective Date, 10,000 square feet of the Premises will be used solely by IMS for a warehouse facility in the location shown on Exhibit D ("Warehouse Space"). After that time, if IMS no longer desires the Warehouse Space and Align does not exercise its right of first refusal as herein provided to use or occupy the Warehouse Space, then ALIGN shall pay IMS one-half of the monthly base rent including occupancy costs (such as CAM, taxes, utilities, insurance, etc.) for the Warehouse Space. The monthly base rent for the Warehouse Space will be the rate per square foot then in effect for the Align Space). This arrangement shall be in effect for the remainder of this Agreement or until the parties can locate and agree upon another entity or party to use and/or rent such Warehouse Space; provided, however, IMS, at its sole cost and expense, shall use commercially reasonable efforts to market the space to third parties, including, without limitation, the hiring of a broker, purchasing of advertising and the like, if needed.

As of the Effective Date of this Agreement there may be additional space within the Align Space that is being used by IMS. IMS will be promptly transitioning such space to Align and will not charge Align for use of such space until such is completely turned over to Align.

IMS must obtain the prior written consent of ALIGN, which shall not be unreasonably withheld, prior to any renting, leasing or provision of space for use within the Premises to any other entity or individual, other than as set forth in this Agreement.

If IMS or its affiliate or assignee purchases the Premises from Elamex, then:

         o An affiliate or assignee of IMS will become the owner of the Premises. IMS, its affiliate or assignee, as applicable, will obtain the written consent of Align, which shall not be unreasonably withheld, prior to any ownership change under this provision.

         o IMS, as tenant, will execute a five (5) year lease (the "Lease") with such affiliate or assignee, as landlord, for the Premises which allows ALIGN to use or occupy the space within the Premises as set forth in this Agreement.

         o  IMS shall not cause or permit a breach or default of the Lease.

         o Except as hereinafter provided, IMS shall not to assign, sublease or otherwise convey any of its right, title and interest in the Lease without ALIGN's prior written consent, which shall not be unreasonable withheld.

         o ALIGN must review and approve the Lease in writing prior to its execution and any amendments or extensions thereto.

         o Concurrent with the execution of the Lease, ALIGN or ALIGN's subsidiary will execute a Guaranty for the first five (5) years of the Lease substantially in the form attached hereto as Exhibit F.

         o Except for the Guarantees set forth in the Exhibit F, the new Lease will not require any additional guarantees by ALIGN or its subsidiary.

         o 51,866 square feet of the Premises shall be provided by IMS solely to ALIGN or its subsidiary for use or occupancy under this Agreement.

         o 6,427 square feet of the Premises will be used solely by Tecma for its headquarters in the location shown on Exhibit D, provided that appropriate security measures are put in place by IMS for restricting access to other areas of the Premises, including, without limitation, the Align Space.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

         o For twelve (12) months from the Effective Date, the Warehouse space will be used solely by IMS for a warehouse facility in the location shown on Exhibit D. After that time, if IMS no longer desires the Warehouse Space and Align does not exercise its right of first refusal as herein provided to use or occupy the Warehouse Space, then ALIGN shall pay IMS one-half of the monthly base rent (including occupancy costs such as CAM, taxes, utilities, insurance, etc.) for the Warehouse Space (at the same monthly base rent rate per square foot then in effect for the Align Space). This arrangement shall be in effect for the remainder of this Agreement or until the parties can locate and agree upon another entity or party to use and/or rent such Warehouse Space; provided, however, IMS, at its sole cost and expense, shall use commercially reasonable efforts to market the space to third parties, including, without limitation, the hiring of a broker, purchasing of advertising and the like, if needed.

         o Rent or lease value for the Premises in the Lease between IMS and its affiliate or assignee shall be the same or less than the rent or lease value in effect as under this Agreement as of the effective date of such Lease.

         o The amount charged to ALIGN by IMS for use of the Align Space under this Agreement after such purchase shall remain the same or less than the rent or lease value in effect as under this Agreement as of the effective date of the Lease.

         o The Lease shall set forth that ALIGN has the right of first refusal during this Agreement for (i) any sale of the Premises, (ii) any rent or leasing of the Align Space and (iii) any use, leasing or renting of any space within the Premises, other than the Align Space.

         o The Lease shall set forth that ALIGN has the right of first refusal upon termination or expiration of this Agreement during the initial five (5) year term of the Lease for (i) any sale of the Premises
            (ii) any rent or leasing of the Align Space and (iii) any use, leasing or renting of any space within the Premises, other than the Align Space.

         o IMS must obtain the written consent of ALIGN, which shall not be unreasonably withheld, prior to renting, leasing or providing space within the Premises for use to any other entity or individual.

         o The Lease shall set forth notice and cure periods for ALIGN in the event of a breach or default by IMS.

         o The Lease shall state that should IMS default under the Lease in violation of this Agreement:

                o   The Lease will remain in full force and effect.

                o ALIGN will have the right to remain on the Premises and use the Align Space for the entire term of the Lease.

                o Upon ALIGN'S written request, IMS will assign all of its right, title and interest under the Lease to ALIGN for the entire Premises, thereby replacing IMS as tenant there under, wherein ALIGN will directly pay landlord under the Lease for use of the Premises at the rates currently in effect for ALIGN under this Agreement.

         o The Lease shall state that upon written notification from ALIGN or IMS that this Agreement has expired or been terminated that:

                o   The Lease will remain in full force and effect.

                o ALIGN will have the right to remain on the Premises and use the space for the entire term of the lease.

                o Upon ALIGN'S written request, IMS will assign all of its right, title and interest under the Lease to ALIGN for the entire Premises, thereby replacing IMS as tenant there under, wherein ALIGN will directly pay landlord under the Lease for use of the Premises at the rates currently in effect for ALIGN under this Agreement.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

If for any reason IMS causes or permits a breach or default under any of the foregoing provisions, IMS shall indemnify, defend and hold ALIGN, its directors, officers, employees, agents and any successor to ALIGN's interest in the Align Space harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise out of or relate to such breach or default.

The provisions of this Section 4.2 shall survive, to the extent applicable, any termination or expiration of this Agreement. During the Term of this Agreement, IMS will provide the facility at the cost specified in Pricing Matrix (Exhibit "D"). All costs associated with the Premises and performance of Services, tenant improvements and utilities will be paid by IMS and billed to ALIGN as a Reimbursable Expense as per Pricing Matrix (Exhibit "D").

4.3      AREA OF PREMISES.

The Premises will consist of a portion of the building with the total area described in the Pricing Matrix which is color coded for ease of reference (Exhibit "D") a portion of which will be dedicated to ALIGN for the performance of the Services, except for the specified sections for use solely by IMS as referenced above. At the request of ALIGN and with adequate notice to IMS, the Premises may be expanded to accommodate ALIGN growth and for additional processes.

4.4      PREMISES CONDITION.

IMS shall continue to keep and maintain the Premises at all times during the "Original Term" of this Agreement and any "Extended Term", as those terms are defined in Section 9, in a condition ready and suitable for the use contemplated under the terms of this Agreement.

4.5      PREMISES INSURANCE.

Except as otherwise set forth in Exhibit E, IMS will be responsible for obtaining a policy of insurance, issued by an insurance company authorized to conduct business in the United Mexican States, the provisions of which shall protect against fire, casualty, general liability, loss of rental and extended coverage on and about the Premises, in accordance with the terms of the lease, the cost of which shall be borne by ALIGN as per the Price Matrix attached hereto as Pricing Matrix (Exhibit "D"). IMS shall deliver to ALIGN a certificate of insurance. IMS shall require the insurer to give ALIGN 30 days written notice before the above-described policy is canceled or materially altered.

4.6      MAINTENANCE AND REPAIRS.

ALIGN shall pay for interior and exterior maintenance and repairs in the amount stated in the Maintenance line item of the Rent section of Pricing Matrix (Exhibit "D"), and additional maintenance and repairs as mutually agreed by the parties.

4.7      LEASE.

During the term of this Agreement, if IMS does not purchase the Premises, then IMS will be the tenant of the Premises, and will be fully responsible for the terms and conditions of the Master Lease

4.8      COMMUNICATIONS.

IMS shall continue to cause the Premises to contain such Mexican phone lines, or other technology or information services as may be requested in writing by ALIGN. The charges for the expansion and installation of such phone lines and other data or voice services which may be required in the future, and the ongoing monthly service fees or toll charges in connection therewith will be at ALIGN's expense. All such expenses must be approved in advance in writing.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

4.9      WAREHOUSE FACILITIES.

ALIGN may require a warehousing facility in El Paso, Texas for use in the storage and/or distribution of the Products as ALIGN may from time to time determine. IMS will work closely with ALIGN to develop a program as required under separate agreement, when requested by ALIGN. Staging and trans-loading in IMS' El Paso Warehouse facilities are included in the Services at no additional cost when the Services are performed during regular warehouse operating hours. Additional fees will be charged to ALIGN at cost plus mark up as set forth in Exhibit D unless mutually agreed otherwise by the parties when Services are performed outside of the regular warehouse operating hours.

5.       MANUFACTURING SUPPORT SERVICES AND INPLANT SERVICES.

IMS will continue to provide, at all times, all facilities as previously described, direct and the indirect labor included, supervisory and administrative personnel, human resource management and administrative expertise, necessary to enable the manufacture of the Products as described under this Agreement. All vendors and outside contractors of IMS relating to the Services are subject to ALIGN's approval and such must be in writing if IMS is going to enter into an Agreement beyond a Purchase Order with such vendor or outside contractor. The services of IMS shall include, but shall not be limited to (a) the performance of the obligations of IMS as set forth in this Agreement and (b) the following described activities:

         (i) IMS assumes responsibility for all necessary or desirable dealings with any appropriate Government Authority, in order to authorize and expedite the performance of the Services and other activities contemplated hereby and to obtain all necessary permits and bonds.

         (ii) IMS will prepare and file all payroll taxes, IVA and other tax returns concerning their operations related to this Agreement that are required by Applicable Laws.

         (iii) IMS will perform appropriate accounting and legal services relating to the performance of this Agreement.

         (iv) IMS will employ all personnel appropriate and necessary for the performance of this Agreement, including, but not limited to, the direct and indirect Employees and Salaried Personnel requested by ALIGN.

         (v) IMS will prepare, and will be solely responsible for preparing, payroll, record the Employees and Salaried Personnel, as hereinafter defined, with any appropriate Government Authority, including the Mexican Institute of Social Security, and will perform all other obligations of an employer under Applicable Laws, including the payment of wages and benefits to hourly employees, (hereinafter, "Employees") and salaried employees (hereinafter, "Salaried Personnel") employed by IMS for purposes of performing the Services.

         (vi) During the start up of any new processes and during the Term, IMS will administer the transport of Equipment, Components, Products, and other items provided by ALIGN to the Premises.

         (vii) IMS shall make and keep as appropriate to the activities of each, all records required by Applicable Laws (including without limitation the Public Company Accounting Reform and Investor Protection Act of 2002, aka the Sarbanes Oxley Act, and any U.S. Food and Drug Administration regulations that may be applicable to ALIGN or its business) concerning their business activities under this Agreement. Such records shall include but not be limited to those records, which are required to be made and kept by the General Administration of Customs of Mexico and by the United States Customs Service. All such records shall be made in conformity with and kept for the period(s) of time required by Applicable Laws.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

         (viii) IMS will purchase all items which ALIGN may, in writing, request IMS to purchase in Mexico or in the United States, it being agreed that IMS will be responsible for the inspection of the quality of the items purchased and for ensuring the conformity thereof to written specifications provided by ALIGN.

         (ix) IMS shall keep the packaging on all Products for shipment as they are received from ALIGN and when further shipped by IMS such shall be in a commercially reasonable manner and in accordance with ALIGN policy and specifications to protect such Products from loss or damage.

         (x) IMS shall provide all Services in a professional and workmanlike manner, in accordance with the highest industry standards, and in accordance with Align specifications and/or requirements that have been provided to IMS (the "Requirements").

         (xi) IMS will provide the following In-Plant Support. Shared resources to carry out all administrative functions related to the operation: Human Resources Manager and Clerks, Customs Supervisor and Clerks, MRO Buyer, Accounting and Payroll Clerks, Nurse, Security Guards, Janitors, Cooks, and Secretary/Receptionist. Also included are:

                        o Food necessary to cover two (2) meals a day per shift,

                        o   janitorial supplies,

                        o   plant maintenance, and

                        o   medicines

                  The cost of this In-Plant Support will be billed per headcount hour (without additional mark-up) as per Schedule "D" attached hereto.

5.1      EVALUATIONS AND NOTICE OF DEFECTS.

ALIGN shall have the right to evaluate, at any time, the quality, performance, and timeliness of the Services to verify that the Services being performed under this Agreement meet the Requirements that have been provided to IMS by Align and shall provide written notice of any defects or deficiencies, including but not limited to the quality, performance, and/or timeliness of the Services to IMS (collectively the "Defects"). For such purposes, ALIGN and its representatives shall have at all times unrestricted access to the Premises. In the event that such Services do not meet the Requirements provided by Align or ALIGN identifies Defects, Align will provide IMS with written notice outlining the failure to meet the Requirements or the Defects. IMS will have sixty (60) days cure the issue, unless such is business critical to Align then such cure period shall be reduced to thirty (30) days. Unless otherwise agreed by the parties, if the Requirement or Defect is not cured within the 30 to 60 day time frame stated herein, Align may immediately terminate this Agreement, except as otherwise set forth herein.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

5.2      PROGRAM MANAGER.

IMS or ALIGN shall employ a qualified program manager to manage the production activities contemplated by this Agreement. The program manager's salary, benefits and bonuses, should the manager be an employee of IMS, will be a Reimbursable Expense, as hereinafter defined in Section 6.12, if paid by IMS, provided that ALIGN has approved of such salary, benefits and bonuses in advance and in writing.

5.3      ADDITIONAL SERVICES.

"Additional Services" shall mean those activities provided by IMS outside the scope of this Agreement and will be billed to ALIGN as a Reimbursable Expense as per Pricing Matrix (Exhibit "D"). The Program Manager shall have the authority to approve the provision of Additional Services, the cost of which does not exceed $500 (Five Hundred Dollars), legal currency of the United States of America, per occurrence. For all Additional Services, exceeding $500 (Five Hundred Dollars), legal currency of the United States of America, per occurrence, IMS shall secure the prior written consent (including a detailed description of the work to the performed and the fees therefore) of ALIGN before such Additional Services are provided and any payment liability therefore is incurred.

5.4      SECURITY.

IMS shall abide by the Security provisions of the attached Schedule "A".

5.5      INSURANCE.

IMS shall maintain the insurance coverage described in the attached Required Insurance Coverage (Exhibit "E"), as well as any other insurance required by Applicable Law or otherwise required under this Agreement. Each such policy shall be provided subject to the conditions stated in the last four sentences of section 4.5.

6.       LABOR.

IMS will employ all direct Employees, all indirect Employees and Salaried Personnel including, but not limited to administrative, labor, mechanical, supervisory, security, and janitorial personnel, which are necessary and appropriate to provide the Services required by this Agreement. All the Employees and Salaried Personnel employed by IMS or IMS shall be considered "Headcount Employees." ALIGN shall pay IMS for the Services of the Headcount Employees as per Pricing Matrix (Exhibit "D") ("Service Fees"). IMS shall ensure that all such employees and IMS abide by the Health and Safety and Hazardous Materials provisions of the attached Schedule "A".

6.1      EMPLOYMENT, TERMINATION AND CONDITIONS OF EMPLOYMENT.

IMS, will be responsible for employee relations, including the recruiting, hiring, firing, assignment, evaluation, promotion, demotion, transfer and, other than as required by law or elsewhere stated in this Agreement, compensation of Employees and Salaried Personnel and any liabilities associated with such, except as otherwise set forth herein. The terms and conditions of each Employee's and Salaried Personnel's employment shall comply in all respects to the requirements of the applicable laws of the United Mexican States, including its labor laws, regulations and all current directives of the government of Mexico issued there under and IMS undertakes to keep ALIGN informed as to the requirements for compliance.

ALIGN will reimburse IMS for all severance payments (at cost and according to the laws currently in place at the time of severance in Mexico) which arise during the original term or any extended term of this Agreement, except when the severance payment derives from the willful or negligent acts of IMS. However, such severance payments shall be made by ALIGN only upon a showing by IMS of the dismissal of said employees and the reasons therefore.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

6.2      LABOR RATES.

IMS will be solely responsible for the payment and provision to the Employees and Salaried Personnel of any and all wages, salaries, benefits and income tax and other withholding required by Mexican Federal, State, and Municipal laws, regulations, and directives. IMS shall insure that labor rates for all Employees and Salaried Personnel employed by IMS and by itself shall at all times comply with applicable laws and regulations of the United Mexican States and with all currently applicable directives issued by the government of Mexico pursuant thereto. Labor wage rates will be set using the expertise and experience of both ALIGN and IMS management and all final determinations of labor rates shall be subject to approval by ALIGN.

6.3      OVERTIME.

Overtime compensation, if applicable, will be paid to the Employees and Salaried Personnel in accordance with the requirements of the labor laws of the United Mexican States only when the requirement for such overtime is approved by ALIGN.

6.4      TRAINING.

ALIGN will provide all Employees and Salaried Personnel with such training and instructions in connection with the manufacture of the Product and perform the Services, as is sufficient to enable each such person to perform the work assigned to him or her.

6.5      EMPLOYEE EXCLUSIVITY.

IMS agrees that all Employees and Salaried Personnel may not be used other than for the purposes of performing the Services contemplated by this Agreement.

6.6      USE OF PART-TIME IMS EMPLOYEES.

To the extent that one or more individuals employed by IMS are assigned to provide part-time employment services at the Premises in furtherance of this Agreement, notwithstanding any other provision contained herein to the contrary, such IMS employees shall not be considered to be Headcount Employees. However, their cost to IMS shall be invoiced to ALIGN, for the actual hours worked by the part-time employees as a Reimbursable Expense as per Pricing Matrix (Exhibit "D").

6.7      ALIGN PERSONNEL.

During the Original Term or any Extended Term of this Agreement, ALIGN shall have the right to locate at the Premises such of its employees as it deems appropriate. IMS shall fully cooperate with and assist any ALIGN employee assigned to the Premises in connection with the performance of his or her assigned duties. No employee of ALIGN shall be entitled to any benefit provided for by the labor laws of the United Mexican States and IMS shall have no liability for such benefits therefore to such employees.

6.8      WORK VISAS.

IMS shall obtain all necessary Mexican work visas for ALIGN's designated non-Mexican employees who may be assigned by ALIGN to be present at the Premises for any purpose. The visas, which shall be legally obtained, shall be of the type required under the circumstances by the immigration laws of the United Mexican States. The actual costs of administering and obtaining such visas shall be a Reimbursable Expense.

6.9      CROSS-HIRING OF EMPLOYEES.

IMS as one part and ALIGN as the other part each agree that they will neither employ nor solicit the termination of employment by resignation of the other's employees during the Original Term and any Extended Term of this Agreement and for a period of one (1) year after the termination of this Agreement without the prior written consent of that employer.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

6.10     PRODUCTION REQUIREMENTS - EMPLOYEES.

IMS shall employ only that number of Employees and Salaried Personnel as directed by ALIGN. To the extent that ALIGN's production requirements necessitate an increase in the number of such Head Count Employees, IMS shall consult with a designated employee of ALIGN and the number and types of Headcount Employees shall be increased in accordance with the increased number to which ALIGN agrees. To the extent that the production requirements of ALIGN necessitate a reduction of the number of Headcount Employees, during the period covered by any updated production schedule, IMS and the designated ALIGN employee shall confer in the manner above described and the number of Headcount Employees shall be reduced by the number to which ALIGN agrees. In the event that the circumstances described in this Section 6.10 require the termination of one or more persons employed in a Salaried Personnel capacity, IMS and ALIGN shall confer concerning such termination(s) and the Parties shall agree as to the method of negotiation and the estimated severance pay anticipated.

6.11     INVOICING AND OTHER CHARGES.

ALIGN shall pay to IMS a reimbursement of any and all expenses incurred by IMS in accordance with the terms of this Agreement, plus additional percentages of those expenses according to the schedule as per the attached Pricing Matrix (Exhibit "D"). All expenses are subject to approval as described in Section 5.3.

6.12     REIMBURSABLE EXPENSE.

The term "Reimbursable Expense" is defined as any actual, out-of-pocket cost incurred by IMS, including taxes, on behalf of ALIGN for which reimbursement by ALIGN is required. Reimbursable Expenses shall be billed to ALIGN as per Pricing Matrix (Exhibit "D"). IMS may be able to recover all of the value-added taxes, "IVA", for expenses incurred or purchases made on behalf of ALIGN. This tax credit, if obtained, will accrue to the benefit of IMS.

6.13     WAGE AND TAX ADJUSTMENT.

If, at any time during the Original Term or any Extended Term of this Agreement, the National Commission of Minimum Wages of the government of Mexico decrees, by official publication, an increase in the minimum wage payment to minimum wage employees, the wages of all IMS' Headcount Employees shall be increased in accordance with the requirements of such official publication and in accordance with the terms of this Agreement. Once agreed upon by IMS and ALIGN the wages will be adjusted accordingly and such will be passed through to ALIGN as set forth in Exhibit D. Once agreed upon by IMS and ALIGN, the wages of non-minimum wage Headcount Employees shall be increased accordingly and such will be passed through to ALIGN as set forth in Exhibit D.

Should local or national labor demand cause increased or decreased salary requirements, as documented by the independent publication of the National Maquila Association, a proportional adjustment shall be made at the discretion of ALIGN considering advise and council of IMS management.

Should local or national tax authorities demand increases or decreases with respect to taxes paid by governmental authorities, the Headcount Employee cost presented in this Agreement and paid by ALIGN will be adjusted on a dollar per dollar basis.

The cost basis of each invoice sent to ALIGN is converted from Pesos to US Dollars based on the current in effect exchange rate on the date of invoice and IMS will make commercially reasonable efforts to obtain the most favorable exchange rate for ALIGN. Upon ALIGN'S request, IMS will provide back up information for each such exchange. In addition, if ALIGN does not agree with the exchange house used to complete the transaction, then IMS will work with ALIGN to find a mutually agreed exchange house for future exchange rates. Invoices will be processed by IMS in a timely fashion.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

6.14     FORM OF PAYMENT.

Payment to IMS for invoices of any category described herein will be made in U.S. Dollars, official currency of the United States, by direct wire transfer or check drawn upon ALIGN's account, payable to IMS or to IMS' account. In the event that IMS' account is other than at an institution located and operating within the United States, and as a result ALIGN is charged a fee for such wire transfer or check, IMS shall pay such fee.

6.15     TERMS OF PAYMENT.

An invoice for Headcount Employee cost and overtime hours, and Reimbursable Expense invoices for cross border transportation (pursuant to Section 11) and brokerage, (pursuant to Section 2.2) shall be submitted by IMS to ALIGN on a weekly basis and shall be approved and paid by ALIGN no later than twenty (20) calendar days after the submission of such invoice.

6.16     COST REDUCTIONS.

IMS shall use commercially reasonable efforts to achieve cost savings on personnel, overhead and other Reimbursable Expenses, and shall implement reasonable cost reduction proposals reasonably suggested by ALIGN. Any resulting savings shall be reflected in a reduction of the fees hereunder. Align may review and shall have access to the cost savings information from IMS from time to time which may include a breakdown of the savings realized there from.

7.       TECHNICAL INFORMATION.

IMS hereby assigns and shall assign to ALIGN all rights, title, and interest in, and the sole right to use for any purpose whatsoever, all information, design, specifications, drawings, reports, plans, documents, software, and other technical information, as well as copyrights, patents, rights in proprietary information and trademarks (hereinafter collectively referred to as "Technical Data"), regarding the Products to be produced by IMS, and provided to IMS by ALIGN or acquired by IMS, during the performance of this Agreement. During the performance of this Agreement, IMS and its subsidiaries or affiliates may receive other knowledge and information regarding ALIGN, the Products and ALIGN's designs, manufacturing processes, marketing methods, or other business practices, some or all of which may be confidential and proprietary to ALIGN, all of which Technical Data, knowledge and information shall be subject to
Section 7.4. IMS shall assist ALIGN, or ALIGN's designee, at ALIGN's expense and in every proper way to secure ALIGN's intellectual property and other rights in and to the Technical Data, including by disclosing to ALIGN all pertinent information, and by executing all applications, specifications, oaths, assignments and all other instruments deemed necessary by ALIGN. Where ALIGN is unable to secure IMS's signature to apply for or pursue any application for any intellectual property right assigned to ALIGN, then IMS hereby irrevocably appoints ALIGN and its duly authorized officers and agents as IMS's agent and attorney in fact, to act for IMS to execute and file, or to do any other lawful act in furtherance of, such application with the same legal force and effect as if executed by IMS.

7.1      INTELLECTUAL PROPERTY WARRANTY.

IMS hereby represents and warrants that its performance of the Services hereunder will not infringe, or result in the infringement of, any intellectual property right of any third party.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

7.2      PRE-EXISTING MATERIALS.

If in the course of performing the Services IMS incorporates into any Product any invention, improvement, development, concept, discovery or other proprietary information owned by IMS or in which IMS has an interest, IMS shall: (i) inform ALIGN in writing before such incorporation; and (ii) grant, and hereby grants, to ALIGN, under all of IMS's rights therein, a nonexclusive, royalty-free, perpetual, irrevocable, sublicenseable, worldwide license to use, reproduce, distribute, perform, display, prepare derivative works of, make, have made, sell and export such item as part of or in connection with such Product. This provision specifically excludes the bruxism device used for the treatment of grinding teeth that was created prior to this Agreement, unless otherwise agreed by the parties. IMS shall not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Product without ALIGN's prior written permission.

7.3      ALIGN NAME.

IMS acknowledges that, under this Agreement, IMS will acquire no right or interest in the ALIGN name and logotype, or in any of the trademarks and trade names used by ALIGN in connection with its products. IMS further acknowledges that this Agreement grants it no right to use any trademark, service mark or logo of ALIGN without the written consent of Align. Use of the ALIGN name in a customer list may be authorized if the content of such is approved in advance by Align.

7.4      NON-DISCLOSURE.

IMS warrants that during the performance hereof, and for so long as such Technical Data and other confidential and proprietary knowledge and information remain proprietary, IMS and other IMS' subsidiaries or affiliates, their directors, officers, employees and agents, shall not, except as authorized in writing by ALIGN, use, divulge, publish, disclose, or authorize any other entity or person to use, divulge, publish, or disclose, the Technical Data, or other knowledge or information and IMS shall take all reasonable actions to prevent the respective employees of each from using, divulging, publishing, or disclosing the same. IMS shall require all of its employees, representatives, and/ or contractors to execute non-disclosure agreements in a form to be approved by ALIGN prior to such employees / contractors being provided any access to ALIGN information. In addition, IMS acknowledges that ALIGN's clients may provide ALIGN with Protected Health Information ("PHI"), defined as individually identifiable health information that is protected by HIPAA and regulations promulgated there under. IMS, its employees and consultants shall not use or disclose such PHI, if any, provided to IMS other than as permitted hereunder or as required by law. IMS shall use appropriate safeguards to prevent the use, reproduction or disclosure of PHI, including without limitation the training of Employees and Salaried Personnel concerning IMS's policies and procedures to protect PHI. Employees and Salaried Personnel will adhere to the policies and procedures of ALIGN related to HIPAA, as such are provided by ALIGN to IMS.

8.       REPRESENTATIONS.

IMS represents, warrants, and undertakes to ALIGN and ALIGN represents, warrants and undertakes to IMS the following:

         (i) IMS' and ALIGN officers, directors, controlling shareholders, agents or employees thereof are not prohibited by any agreement, contract or other obligation from fulfilling any obligations and this Agreement;

         (ii) Neither the execution of this Agreement nor compliance with the terms and conditions hereof will constitute a breach of any statute, ordinance, law, or regulation of any governmental authority or of any instrument, document or other duty to which IMS is a party or may be bound either in the United States or Mexico; and

         (iii) IMS and ALIGN are corporations duly organized and validly existing under Applicable Laws. This Agreement has been duly authorized, executed and delivered by IMS and ALIGN, and is legally valid and enforceable against IMS and ALIGN in accordance with its terms. Neither the execution and delivery nor the performance by IMS or ALIGN of this Agreement requires the approval of, notice to, or any other action respecting any government authority.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

IMS represents, warrants, and undertakes to ALIGN the following:

         (i) All Services and related activities to be performed by IMS under or in connection with this Agreement including, without limitation, all importations into and exportations from Mexico, services, all shipments of Equipment and other items into and out of Mexico, and all labor, production, and other performance of this Agreement to be performed in Mexico will be accomplished in strict compliance with all applicable statutes, ordinances, laws, and regulations of any governmental authority in both the United States of American and the United Mexican States;

         (ii) IMS is aware of and understands the United States Foreign Corrupt Practices Act of 1977, as amended, and agrees to abide by and instruct IMS, to abide by its applicable provisions. IMS warrants that no portion of any compensation paid to it hereunder will be given directly or indirectly as payment to any person or entity, specifically including any official, employee, or representative of any government or governmental agency, as a fee, bribe, kick-back, or other illegal payment in connection with the application for any approval necessary for the performance of this Agreement.

         (iii) IMS shall not during this Agreement or in the future enter into any agreement with, or perform any services for, any direct competitor of ALIGN. In addition IMS will not enter into any agreement for any other entity in the orthodontics or dental products or services industries during this Agreement and for a period of one year thereafter without the written consent of ALIGN that may not be unreasonably withheld. This provision does not limit or restrict IMS's current contractual obligations with White Hill Oral Technologies as associated with dental floss.

9.       TERM.

This Agreement shall be effective upon the Effective Date agreed upon and inserted into paragraph 1, page 1 and ALIGN covenants and agrees that it will continue in effect for an original term (herein, "Original Term") of FIVE (5) years. This Agreement may be extended in writing by ALIGN no later than ninety
(90) days prior to end of the then-current Original Term or Extended Term for successive two (2) year periods (each an "Extended Term"), at the sole discretion of ALIGN. Each Extended Term shall be subject to the same terms and conditions as are established herein, unless otherwise agreed to by the parties in writing.

9.1      TERMINATION.

This Agreement may be terminated by either Party hereto in the event that the other Party:

         (i) breaches any material term or condition of this Agreement and the material breach is not cured within thirty (30) days, unless another period of time is specified herein as to a specific breach, of the date of written notice of the breach to the breaching Party specifying the circumstances which constitute such breach. Should the material breach so specified in the notice not be cured at the end of such thirty
                  (30) day period, the Party giving such notice may terminate this Agreement immediately upon expiration of such 30 day period;

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

         (ii) ceases business in the ordinary course, admits in writing its inability to pay any amounts due, files or has filed against it a proceeding in bankruptcy or insolvency under any Applicable Laws, or makes an assignment for the benefit of creditors;

9.2      TERMINATION BY ALIGN.

ALIGN may terminate this Agreement immediately upon notice to IMS upon the enactment of any law, decree, or regulation by any government that would impair or restrict: (i) the right of ALIGN to terminate or elect not to renew this Agreement as herein provided; (ii) ALIGN's right to fully benefit from the Services to be provided by IMS hereunder; or (iii) ALIGN's right, title or interest in or to its rights in the intellectual property belonging to or assigned to ALIGN under Section 7.

9.3      TERMINATION AT WILL.

At any time after the end of the third year of the Original Term:

                o IMS may terminate this Agreement upon no less than 9 months written notice to ALIGN.

                o Align may terminate the Agreement provided that ninety (90) day written notice is provided to IMS.

9.4      TRANSITION PERIOD.

IMS shall provide to ALIGN, at no additional cost, transition services for thirty (30) consecutive days prior to the expiration and/or termination of this Agreement, except in cases where the termination was immediate pursuant to the Agreement. The transition services will include the continuation of Services (unless otherwise requested by Align), advice and assistance with respect to all activities of ALIGN in Mexico along, including without limitation, manufacturing and operations with reasonable cooperation in transitioning the Services internally to Align or to another third party provider ("Transition Services").

Align will extend the Transition Services from the date of termination and/or expiration of this Agreement for an additional sixty (60) days time and ALIGN may enter into a longer transition period if the parties mutually agree (collectively hereinafter, "Extended Transition Period") wherein IMS will provide the same services required under the Transition Services. ALIGN shall pay IMS a Transition Fee equal to $1.50 in U.S. Dollars for each payroll hour worked (i) on the Premises or for ALIGN and (ii) during the Extended Transition period by personnel of IMS that have transferred or will be transferred to ALIGN upon the termination or expiration of the Agreement or shortly thereafter.

During the Transition Period or Extended Transition Period IMS will, at ALIGN's request:

         (i) transfer all employees, except as set forth above, without additional fees to Align (except those reasonably expected for such transfer such as legal fees, registration fees which shall be passed through to ALIGN by IMS at cost), engaged in providing services to ALIGN;

         (ii) use reasonable efforts to transfer to ALIGN the lease for the Premises or, if such transfer is not feasible, to enter into a space-sharing arrangement to allow the Employees and Salaried Personnel to continue manufacturing the ALIGN Products from such location;

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

         (iii) provide ALIGN with machine-readable copies of all electronically stored Technical Data and other ALIGN confidential and proprietary information:

         (iv) deliver to ALIGN all paper copies of the Technical Data and other ALIGN confidential and proprietary information, or destroy the same and then certify such destruction to ALIGN in writing; and

         (v) transfer to ALIGN, or to a third party designated by ALIGN, any maintenance agreements relating to the Equipment, the Equipment (by practical means, for example via a virtual export/import if allowed by law) as well as any supplier, software license or other agreements necessary to effectuate a seamless transition of the Services to ALIGN.

9.5      ALIGN'S OBLIGATIONS UPON TERMINATION.

Upon the termination of this Agreement for causes attributed to IMS, ALIGN's sole obligation shall be to pay to IMS any unpaid Service Fees, and Reimbursable Expense which IMS has or properly incurred and which have been accepted by ALIGN through the date of termination and, if this Agreement is terminated or production is stopped due to causes not attributable to the fault or negligence of IMS, to reimburse IMS for any severance payments which it has paid in accordance with ALIGN's instructions and the terms and conditions of this Agreement. ALIGN's obligation to make any payment under this Section 9.5 will not accrue until 30 days after IMS has provided ALIGN with an accounting of all amounts due hereunder.

9.6      IMS' OBLIGATION UPON TERMINATION.

IMS shall immediately prepare and provide to ALIGN invoices covering all unpaid, earned Service Fees through the date of termination, and all Reimbursable Expenses which are properly payable to IMS and which have not been invoiced to ALIGN.

9.7      SURVIVAL.

The rights and obligations of Sections 3.5, 4.2, 7.4, 6.9, 9.4, 9.5, 9.6, 10, and 13-25 will survive any expiration or termination of this Agreement.

10.      RETURN OF PROPERTY.

Upon expiration or termination of this Agreement for any reason and upon request by ALIGN, IMS shall assist ALIGN, and cause ALIGN to immediately return to ALIGN, on a Reimbursable Expense basis, to such location(s) as ALIGN may specify in writing, all Equipment, Components, unfinished and finished Products and all other items of any nature which are the personal property or subject to the lawful control of ALIGN. The existence of any outstanding invoice of IMS said to be payable by ALIGN or of any dispute between the parties of any nature shall not be cause for IMS to delay such return.

11.      TRANSPORTATION TO/FROM MEXICO.

The Components, Technical Data, and Equipment to be supplied by ALIGN will be shipped by IMS to ALIGN at the Premises, under the costs set forth in Exhibit B. IMS will ship, on a Reimbursable Expense basis, completed Products to any destination or place designated by ALIGN. IMS ship Products in conformance with good commercial practice, government regulations and other applicable standards, using any packaging materials supplied by ALIGN. IMS shall not alter any packaging materials supplied by ALIGN.

12.      U.S. CUSTOMS & DUTIES.
ALIGN will be the importer and exporter of record however IMS will comply with all U.S. and foreign export control laws and/or regulations.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

12.1     MEXICAN CUSTOMS DOCUMENTATION.

IMS will assist ALIGN to import all Equipment, Components, Products and other items into and out of Mexico. IMS shall be responsible for the preparation of all documents, including commercial invoices, required by the government of Mexico in connection therewith and the prompt payment of duties, fees, etc. ALIGN will be responsible for all applicable Mexican Customs duties and brokerages fees, bonds, taxes and any other charges, if any, imposed by the Mexican government and by other parties for private services relating to importation and exportation, in the understanding that IMS will make its best efforts and carry out all procedures which may be required in order to reduce the amounts of duties paid, including but not limited to obtaining Sector Development Program registrations or reclassifying the items in question. This expense will be billed as set forth in Exhibit B..

12.2     U.S. CUSTOMS DOCUMENTATION.
IMS will assist ALIGN with respect to the preparation of any and all documents to be submitted to the United States Customs Service concerning any importation to or exportation from the United States in which ALIGN is the importer or exporter of record.

13.      RELATIONSHIP OF THE PARTIES.

IMS will act at all times as an independent contractor, not as a partner, a joint venture, subsidiary, affiliate, agent, or employee of ALIGN or its subsidiaries and affiliates. No agent or employee of IMS will be entitled to receive or be eligible to participate in any benefits, privileges, plans, or compensation given or extended by ALIGN or its affiliates and subsidiaries to ALIGN's employees. ALIGN shall exercise no control, other than as specified herein, over the activities or operations of IMS. ALIGN is in no way associated with or otherwise connected to the performance of this Agreement by IMS, nor is ALIGN involved in or otherwise connected to the employment by IMS of labor, or to the incurring by IMS of expenses in connection herewith (except as expressly provided for herein).

14.      INDEMNITY GENERAL.

Each Party shall indemnify, defend and hold the other Party and its subsidiaries, affiliates, and their officers, directors, employees and agents harmless from and against all claims, losses, damages, attorneys fees, costs, etc., whether actual or alleged, arising out or resulting from any breach of such Party's representations or warranties in this Agreement.

14.1     IMS' INDEMNITY.

IMS shall indemnify, defend and hold ALIGN and its subsidiaries, affiliates, their officers, directors, employees and agents harmless from and against all claims, losses, damages, punitive damages, liabilities, suits and related costs and expenses, including reasonable attorney's fees and other costs of litigation (hereinafter, the "Losses"), whether actual or alleged, arising out of or related to any negligent or intentional acts or omissions of IMS in providing services to ALIGN pursuant to the terms of this Agreement. The indemnity obligation provided for herein will remain in effect during the period established by the corresponding statute of limitations which may apply to the obligation in question, as the case may be.

14.2     ALIGN'S INDEMNITY.

ALIGN will indemnify, defend and hold IMS and its subsidiaries, affiliates, their officers, directors, employees and agents harmless from and against all Losses arising from claims made by third parties, whether actual or alleged, arising or resulting from the acts, omissions or negligence of ALIGN or its employees or agents with respect to the design or marketing of the Products. The indemnity obligation provided for herein will remain in effect during the period established by the corresponding statute of limitations which may apply to the obligation in question, as the case may be.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

14.3     INDEMNITY PROCEDURES.

The indemnified Party shall: (i) promptly notify the indemnifying Party of any claim; (ii) allow the indemnifying Party full control over the defense and settlement of such claim; and (iii) provide the indemnifying Party full cooperation in the defense and settlement of such claim. The indemnified Party may participate in the defense of any such claim with counsel of its own choice, at its own expense.

15.      NOTICES.

All notices, demands, and requests required under this Agreement shall be in writing, and will be properly given if served personally, by registered or certified mail (return receipt requested) or by overnight recognized courier, addressed to the respective Party at the address last designated. Until the parties designate otherwise, their addresses will be as follows:

                                          INTERNATIONAL MANUFACTURING
ALIGN TECHNOLOGY, INC.                    SOLUTIONS - OPERACIONES, S. de R.L.
881 Martin Avenue                         c/o The Tecma Group, 2000 Wyoming Ave.
Santa Clara, CA 95050                     El Paso, TX 79912
Attn:  CEO and General Counsel            Attn: K. Alan Russell
                                          President

16.      ASSIGNMENT.

This Agreement may not be assigned by either Party to any other without the prior written consent of the other Party which will not be unreasonably withheld, and any assignment in violation of the foregoing will be null and void. IMS shall not delegate any of its obligations hereunder to any third party without the prior written consent of ALIGN. However, ALIGN may assign this Agreement to a subsidiary without such consent or in connection with a merger, acquisition, or sale of all or substantially all of its relevant assets provided that prior written notice is provided. Subject to the foregoing, this Agreement will be binding upon the parties and their successors and assigns.

17.      WAIVER.

The delay or failure of either Party to exercise any rights hereunder will not be deemed to be a waiver of such right and the delay of failure of either Party to terminate this Agreement or to pursue any other remedy provided for breach will not be deemed to be a waiver of the right to do so for that or for any subsequent breach, or for the persistence in a breach of a continuous nature.

18.      SEVERABILITY.

If any term or provision of this Agreement or the application of it to any person, entity or circumstances proves to any extent to be invalid or unenforceable in any court of appropriate jurisdiction, the remainder shall not be affected, but shall be valid and enforceable as if the invalid term or provision were not a part of the Agreement.

19.      GOVERNING LAW.

This Agreement shall be deemed to have been entered into in the State of New York, in the United States of America. It shall be governed and construed by the laws of the State of New York, without reference to its conflicts of laws principles that would direct the application of the laws of another jurisdiction. Any suit, action or proceeding with respect to the Agreement may be brought only in the state courts of Federal or the federal courts of the United States located therein and the Parties hereby submit to the jurisdiction of such courts for such purposes and waive any other jurisdiction by any reason, including, but not limited to, a Party's present or future domicile, personal jurisdiction, any claim of inconvenient forum or otherwise.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

20.      FORCE MAJEURE.

Neither Party shall be liable for failure to perform as required by any provision of this Agreement where such failure results from a force majeure beyond such Party's control, provided it has exercised commercially reasonable efforts to avoid such failure. In the event of any delay attributable to a force majeure, the time for performance affected thereby shall be extended for a period equal to the time lost by reason of the delay; provided, however, that in the event performance by IMS is delayed for longer than 30 days, ALIGN may terminate this Agreement. Under this provision the parties may mutually agree to terminate this Agreement.

21.      COUNTERPARTS.

This Agreement may be executed in identical counterparts, including by facsimile signature, each of which shall be deemed an original and which together shall constitute one and the same instrument.

22.      ENTIRE AGREEMENT.

This Agreement, together with the exhibits and any other attachments thereto, constitutes the complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, relating thereto. Any amendment of this Agreement must be made upon the express written agreement of the Parties.

23.      INTERNATIONAL MATTERS.

This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language. All references to "dollars", "U.S. $" or "$" shall mean United States dollars.

24.      REMEDIES.

The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters, and that one Party's violation of any of such covenants or obligations may cause the other Party irreparable injury for which adequate remedy at law will not be available; and therefore, that upon any such breach of any such covenant or obligation, or any threat thereof, the non-breaching Party shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction or other such form of injunctive or equitable relief in addition to whatever remedies they might have at law.

                                                     IMS/ALIGN Shelter Agreement
                                                               December 22, 2005

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their duly authorized officers and have signed their names on this the 22nd of December, 2005.

INTERNATIONAL MANUFACTURING                        ALIGN TECHNOLOGY, INC.
SOLUTIONS OPERACIONES, S. de R.L.

       /s/ K. Alan Russell                                /s/ Thomas M. Prescott
       ----------------------                             ----------------------
By:    K. Alan Russell                             By:    Thomas M. Prescott
Title: President                                   Title: President and CEO
Date:  December 22, 2005                           Date:  December 22, 2005

                                                     ALIGN/IMS Shelter Agreement
                                                                      Exhibit "A

                     SHELTER AGREEMENT BETWEEN ALIGN AND IMS

                                   EXHIBIT "A"
                               LIST OF COMPONENTS

                                                   UNIT OF
     DESCRIPTION                 PART NUMBER       MEASURE           TYPE
----------------------------    -------------    -----------    ---------------
         SLA                     200-0058-0           ea         Raw Material
    SLA Brown Box                  AT0108             ea         Raw Material
  UPS Air Large Box                AT0109             ea         Raw Material
    UPS Bubble Bag                 AT0110B            ea         Raw Material
     UPS Envelope                  AT0110C            ea         Raw Material
       Blue Box                    C01311             ea         Raw Material
    White Envelope                 C06293             ea         Raw Material
      PC15 Sheet                    C1028             ea         Raw Material
      EX30 Sheet                    C1026             ea         Raw Material
      EX30 roll                     C2454             ea         Raw Material
     EX-40 Sheet                    C1537             ea         Raw Material
  Block out Compound                C1043             ea         Raw Material
       Tray lid                     C3254             ea         Raw Material
     Double Tray                    C1341             ea         Raw Material
      White Box                     C1081             ea         Raw Material
        Labels                      C1086             ea         Raw Material
        Sporox                     C1051-0            ea         Raw Material
      Liquid Nox                    C1050             ea         Raw Material
        Zymex                                         ea         Raw Material
     KFL Compound               AT-CB-5000046         ea         Raw Material
   Liquid Silicone                  C104              ea         Raw Material
        Resin                      CSL7520            ea         Raw Material
  Sporox Test Vials                   *               ea         Mfg Supplies
  Hot Stamping Foil                   *               ea         Mfg Supplies
Abrasive Polisher 3/8                 *               ea         Mfg Supplies
    Metallic Stone                    *               ea         Mfg Supplies
     3mm End Mill                     *               ea         Mfg Supplies
     Zebra Label                      *               ea         Mfg Supplies
     Zebra Ribbon                     *               ea         Mfg Supplies
3mm Porcelain Spheres                 *               ea         Mfg Supplies
1' V2030 Media Germany                *               ea         Mfg Supplies

* These are not considered as part of the Bill of Materials because they are consumable products

                                   Exhibit "A

                                                     ALIGN/IMS Shelter Agreement
                                                                      Exhibit "B

                     SHELTER AGREEMENT BETWEEN ALIGN AND IMS

                                   EXHIBIT "B"
                    CROSS-BORDER, CUSTOMS AND TRANSPORTATION

                                                                 BILLED BY IMS
                                                                 -------------
     TO MEXICO: SOUTHBOUND

o    Shipper's export declaration, Mexican brokerage charges,
     import documentation & Mexican broker's fees                $       60.00
o    Bridge toll                                                 $       22.00
o    Transportation company:
o        Full truck                                              $       80.00
                                                                 -------------
o    Total cost to Mexico (including a full truck)               $      162.00

     TO THE UNITED STATES: Northbound

o    Shipper's export declaration, Mexican brokerage charges,
     import documentation & Mexican broker's fees                $       60.00
o    Bridge toll                                                 $       22.00
o    Transportation company:
o        Full truck                                              $       80.00
                                                                 -------------
o    Total cost to Mexico (including a full truck)               $      162.00
                                                                 -------------
     Total round trip cost:                                      $      324.00
                                                                 -------------

    Note: Bobtail or small truck cost is charged at $50 per crossing vs. $80 for large trailer.

  TRANSPORTATION FEES DUE TO PLANT OPERATIONS (IN ADDITION TO THE ABOVE COST):

      DESCRIPTION                          ACTION                    FLAT FEE
-------------------------    ----------------------------------    -----------
Local movements              Same side of border                   $     38.00
Dock movements               Moving trailers                       $     13.00
Late                         After 30 minutes of wait time         $     13.00
False trip                   Called in, no load ready              $     38.00
Overnight stay               Too late to cross                     $     57.00
Held at customs              U.S. or Mexico, for 1 day or more     $    100.00
Trailer rental               Per day                               $     35.00
Trailer rental               Per month                             $    250.00
Empty trailer                Crossing                              $     47.00

                                   Exhibit "B"

                                                     ALIGN/IMS Shelter Agreement
                                                                      Exhibit "C

                     SHELTER AGREEMENT BETWEEN ALIGN AND IMS

                                   EXHIBIT "C"
                              COMMODATUM AGREEMENT

THIS COMMODATUM AGREEMENT (hereinafter "Agreement"), effective this _______________, 2005 made between INTERNATIONAL MANUFACTURING SOLUTIONS OPERACIONES, S. de R.L., a company organized and existing under the laws of the Mexican United States having its corporate headquarters at Mayas 7710, Cd. Juarez, Chihuahua, Mexico (hereinafter referred to as "IMS"), represented herein by Mr. K. Alan Russell in his capacity as Legal Representative, and ALIGN TECHNOLOGY, INC., a California corporation having its corporate headquarters at 881 Martin Avenue, Santa Clara, CA 95050 (hereinafter referred to as "ALIGN") is as follows:

                                    PREMISES

WHEREAS, IMS is a company organized and existing under the laws of the Mexican United States; and

WHEREAS, IMS, for all legal purposes, designates the following as its address:
Mayas 7710, Parque Industrial Fernandez, Cd. Juarez, Chihuahua, Mexico; and

WHEREAS, IMS is a company devoted to the assembly and/or manufacturing of finished products, their components and accessories, and

WHEREAS, IMS wishes to have in commodatum the Equipment, as hereinafter defined, in order to fulfill the purposes mentioned hereinafter.

WHEREAS, IMS has the right to use certain machinery and equipment which is the subject matter of this Agreement from ALIGN TECHNOLOGY CO. (hereinafter "ALIGN") pursuant to an Equipment Use Agreement (a copy of the Equipment Use Agreement is attached hereto as Annex 1 to this Agreement) and

WHEREAS, pursuant to the contractual terms of the Equipment Use Agreement mentioned in the above paragraph, ALIGN is willing to give in commodatum to IMS the machinery and equipment list (Equipment List, Attachment 2) which duly signed by the parties will be attached to this Agreement (hereinafter referred to as the "Equipment").

NOW THEREFORE, in consideration of the Premises and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLES

1.       DEFINITIONS

Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Shelter Agreement and Equipment Use Agreement.

                                    Exhibit C

                                                     ALIGN/IMS Shelter Agreement
                                                                      Exhibit "C

2.       USE OF EQUIPMENT.

IMS's use of the Equipment shall be in accordance with the terms and conditions established in the Equipment Use Agreement.

3.       DELIVERY OF EQUIPMENT.

Any Equipment delivered by ALIGN to IMS shall be in commodatum, at the times agreed to by the parties and as otherwise specified in the Shelter Agreement. The parties may, from time to time, amend the list attached (Equipment List, Attachment 2 of this Commodatum Agreement) so that it may include machinery, which may be delivered to IMS pursuant to the Shelter Agreement or other agreement of the parties. These will be completed with all their parts, additions and accessories in operating condition.

For identification purposes, IMS shall maintain adhered to the Equipment in their original form the necessary labels and other ownership identification indicating that the Equipment is the property of ALIGN. IMS shall also follow any security provisions concerning the Equipment contained in the Shelter Agreement.

4.       EXPENSES.

Except as otherwise set forth in the Equipment Use Agreement or the Shelter Agreement, the necessary expenses for the use, maintenance, repair and preservation of the Equipment hereby given in commodatum shall be borne exclusively by ALIGN.

5.       LOCATION AND TITLE OF EQUIPMENT.

IMS shall maintain the Equipment at the Premises (as such term is defined in the Equipment Use Agreement) and may not remove them from said location without the prior written consent of ALIGN. IMS may not sell, assign, lease or encumber the Equipment or any of its rights and obligations derived from this Agreement in any manner whatsoever.

6.       PRESERVATION AND MAINTENANCE OF EQUIPMENT.

IMS covenants and agrees to preserve and maintain the Equipment in accordance with the requirements of the Equipment Use Agreement.

7.       LIABILITY.

Except as otherwise set forth in the Equipment Use Agreement, IMS shall be liable towards ALIGN for the total or partial loss of the Equipment, as well as for the deterioration suffered thereby, except for the deterioration deriving from its normal use, even when such is a result of acts of God or force majeure, until the Equipment is returned to IMS pursuant to the terms of this Agreement.

8.       RETURN OF EQUIPMENT.

This Agreement shall commence upon the Effective Date of the Shelter Agreement and shall be for an indefinite term. Notwithstanding the foregoing, the termination of the Equipment Use Agreement and Shelter Agreement will be a cause of termination of this Agreement. This Agreement can be also terminated immediately upon receipt by IMS of written termination notice from ALIGN.

IMS shall cease using and immediately return the Equipment to ALIGN when ALIGN so requests it, or if IMS defaults pursuant to Section 9 of the Equipment Use Agreement, since no specific duration for the commodatum has been agreed upon hereunder. ALIGN has the right to demand the return of the Equipment at any time, in which case this Agreement will immediately terminate.

                                    Exhibit C

                                                     ALIGN/IMS Shelter Agreement
                                                                      Exhibit "C

9.       RESPONSIBILITY.

Except as otherwise set forth in the Equipment Use Agreement, IMS will not assume any responsibility or commitment towards any third party, with respect to their personal property or their persons, resulting from the possession or use of the Equipment or from the lack of skill in using them, nor for any other reason whatsoever. IMS agrees to indemnify and hold ALIGN harmless with respect to any such responsibility, liability or commitment.

10.      INSPECTION OF EQUIPMENT.

IMS reserves unto itself the right to inspect the Equipment at any time whatsoever, for the purpose of verifying the correct use and operation thereof; provided, however, that any such inspection shall be in accordance with the terms of the Equipment Use Agreement. IMS will permit ALIGN to inspect the Equipment at any time.

11.      COMPLIANCE.

IMS covenants, at its own expense, to comply with all laws, regulations and other legal provisions applicable to the Equipment, including those set forth in the Equipment Use Agreement, and to notify ALIGN immediately, in writing, of any claim, demand, litigation, or any other lien, that might affect the Equipment.

12.      RECOVERY OF EQUIPMENT.

IMS acknowledges that ALIGN will have the right to recover the Equipment at any time and IMS covenants to deliver them to the Customs House of the City of El Paso, upon request by ALIGN in accordance to Section 10 of the Equipment Use Agreement. All expenses such as Mexican customs fees, export duties, transportation and any other type of expense shall be borne exclusively by IMS.

13.      GOVERNING LAW.

The parties agree that the applicable laws of the State of Chihuahua in the United States of Mexico will govern this Agreement.

14.      CONFLICT WITH EQUIPMENT USE AGREEMENT.

In the event of a conflict between this Agreement and the Equipment Use Agreement or the Shelter Agreement, the terms and conditions of the Shelter Agreement shall prevail, followed by the terms of the Equipment Use Agreement. Any amendment of this Agreement must be made upon the express written agreement of the Parties.

                                    Exhibit C

                                                     ALIGN/IMS Shelter Agreement
                                                                      Exhibit "C

HAVING READ THE ABOVE AGREEMENT, the parties accepted and ratified it as of this ____ day of __________, 2004.

ALIGN TECHNOLOGY, INC.                       INTERNATIONAL MANUFACTURING
                                             SOLUTIONS OPERACIONES, S. DE R.L.

_______________________________              ___________________________________
By:                                          By:   K. Alan Russell

Its   _________________________              Its   President

Date: _________________________              Date: _____________________________


WITNESS                                              WITNESS

_______________________________              ___________________________________

                                    Exhibit C

                                                     ALIGN/IMS Shelter Agreement
                                                          Annex 1 to Exhibit "C"

                     SHELTER AGREEMENT BETWEEN ALIGN AND IMS

                             ANNEX 1 TO EXHIBIT "C"
                             EQUIPMENT USE AGREEMENT

THIS EQUIPMENT USE AGREEMENT (hereinafter "Agreement") effective this _______________, 2004, made between ALIGN TECHNOLOGY, INC. a California corporation having its principal office at 881 Martin Avenue, Santa Clara, CA 95050 (hereinafter referred to as "ALIGN"), and INTERNATIONAL MANUFACTURING SOLUTIONS OPERACIONES, S. DE R. L., a Mexican limited liability company having its corporate headquarters at Mayas 7710 Parque Industrial Fernandez, Cd. Juarez, Chihuahua, Mexico (referred to as "IMS") represented herein by K. Alan Russell in his capacity as Legal Representative and, collectively, with ALIGN, the "Parties" and, individually, each a "Party") is as follows:

                                    RECITALS:

WHEREAS, the Parties executed a certain Shelter Agreement (the "Shelter Agreement") of even date herewith, under which IMS has agreed to perform certain Services (as such term is defined in the Shelter Agreement and any other capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Shelter Agreement); and

WHEREAS, included within the scope of the Services will be the manufacture of the Products in Mexico; and

WHEREAS, INTERNATIONAL MANUFACTURING SOLUTIONS OPERACIONES, S. DE R.L., (hereinafter referred to as "IMS"), has certain facilities and capabilities necessary to assist with the Services; and

WHEREAS, ALIGN and IMS desire to enter into this Agreement so as to authorize IMS' use of Equipment necessary for the manufacture, assembly and production of the Products and specify further the obligations of IMS and ALIGN in connection therewith.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth and for other good and valuable consideration, the Parties hereto agree as follows:

                                    ARTICLES:

1.       USE OF EQUIPMENT.

ALIGN agrees to provide gratuitously to IMS, upon the terms and conditions set forth in this Agreement and the Shelter Agreement, the machinery, tooling and other equipment (hereinafter collectively referred to as the "Equipment"), described in the Equipment List attached as Annex 2 to the Commodatum Agreement and made a part hereof (and such other machinery, tooling, and other equipment as ALIGN may subsequently provide to IMS, all of which will be added to the Equipment List and, thus, become Equipment hereunder), for the exclusive purpose of enabling IMS to fulfill its obligations under the Shelter Agreement and so that, in furtherance thereof, IMS may enter into a commodatum agreement with ALIGN (the "Commodatum Agreement"). ALIGN will deliver the Equipment to IMS in accordance with the terms of the Shelter Agreement. IMS shall use the Equipment only for the purposes for which it was built, and shall operate the Equipment within the space, power and environmental conditions, if any, specified by ALIGN.

                             Annex 1 to Exhibit "C"

                                                     ALIGN/IMS Shelter Agreement
                                                          Annex 1 to Exhibit "C"

2.       TERM.

This Agreement shall commence upon the Effective Date of the Shelter Agreement and shall terminate upon termination of the Shelter Agreement.

3.       RENT-FREE.

The Equipment shall be provided free of charge. The Parties understand and agree that ALIGN is providing the Equipment to IMS in order that it may enter into the Commodatum Agreement, and in order that IMS may provide the Services required under the Shelter Agreement.

4.       USE.

IMS will use the Equipment in a careful and safe manner and solely in connection with the normal operation for the business required under the terms of the Shelter Agreement and all in accordance with the other specifications set forth therein. The Equipment, as indicated in the Shelter Agreement, shall be kept at all times at the Premises, and shall not be removed there from by IMS without the prior written consent of ALIGN.

5.       TITLE.

As more specifically set forth in the Shelter Agreement, title to each item of the Equipment shall remain the property of ALIGN at all times. All items of the Equipment shall be deemed personal property; notwithstanding that, any item may become affixed to the real estate on which the Premises are situated. As more particularly set forth in the Shelter Agreement, IMS shall keep the Equipment free and clear of all liens, encumbrances, security interests and claims.

6.       MAINTENANCE AND REPAIR.

IMS, subject to the reimbursement and other provisions of the Shelter Agreement, shall pay all installation costs with respect to each item of Equipment. At all times during the term of this Agreement, IMS will take all reasonable steps to care for, protect, and maintain each item of Equipment and all mechanical devises in the condition in which they have been received by IMS (reasonable wear and tear expected) and in such condition that they are capable of producing goods which are of acceptable market quality, all in accordance with the terms of the Shelter Agreement and any written instructions and guidelines provided by ALIGN. With respect to any additions to Equipment or repairs thereto, IMS further agrees and acknowledges that:

         (i) all additions, attachments, accessories, and repairs that may be made to or placed upon the Equipment shall only be done upon the prior written approval of ALIGN and any such additions, attachments, accessories, and repairs shall be deemed to become part of the Equipment and shall be the sole property of ALIGN; and

         (ii) subject to the reimbursement and other provisions of the Shelter Agreement, and the other guidelines provided by ALIGN in accordance therewith, ALIGN shall have no responsibility for the maintenance or repair of any item of Equipment after it has been delivered to and accepted by IMS.

7.       RISK AND LOSS.

All risk of loss or damage to the Equipment shall be borne by ALIGN, unless such loss or damage results from a breach of IMS' obligations under Sections 4 and 6. The Equipment shall be covered by insurance as provided for in the Shelter Agreement. Except as otherwise set forth in the Shelter Agreement, IMS further agrees and acknowledges that with respect to the making of repairs and, subject to the reimbursement and other provisions of the Shelter Agreement:

                             Annex 1 to Exhibit "C"

                                                     ALIGN/IMS Shelter Agreement
                                                          Annex 1 to Exhibit "C"

         (i) IMS shall have the responsibility for the repair of any damaged Equipment and shall repair or cause such Equipment to be repaired promptly after damage, subject to the prior approval and written instructions of ALIGN.

8.       TAXES, FEES AND CHARGES.

Subject to the reimbursement and other provisions of the Shelter Agreement, and except as otherwise provided for by the Shelter Agreement, IMS shall pay any and all sales taxes, use taxes, excise taxes, personal property taxes, assessments, employment taxes, and all other governmental exactions of any nature, whether charged to ALIGN or IMS or others, on or relating to the Equipment or the use, registration, rental, shipment, transportation, delivery, or operation thereof, excepting federal or state income taxes of ALIGN.

9.       DEFAULT.

The Parties agree and acknowledge that the termination events and corresponding time periods set forth in Section 9 of the Shelter Agreement shall apply mutatis mutandi to this Agreement. Upon the termination of this Agreement or the Shelter Agreement, then ALIGN may elect either to: (i) retake possession of the Equipment wherever found and for this purpose it may enter upon the Premises or the property locations of IMS and remove the same; or (ii) request the return of the Equipment in accordance with any procedures set forth in this Agreement and the Shelter Agreement.

10.      RE-DELIVERY.

Upon ALIGN's demand for the return of all or certain of the Equipment in accordance with the procedures set forth in this Agreement and the Shelter Agreement, IMS shall, at ALIGN's expense, deliver such Equipment to such address as shall be specified by ALIGN, in the same condition as when received, subject only to normal depreciation and wear and tear, all regardless of any then existing default by ALIGN under this Agreement, the Shelter Agreement, the ease regarding the Premises, or any other agreement between ALIGN and IMS.

11.      ADDITIONAL UNDERTAKINGS.

IMS further covenants and agrees to the following:

         (i) As more specifically stated in the Shelter Agreement, ALIGN retains all title to the Equipment. IMS agrees not to modify or duplicate any of the Equipment without first obtaining ALIGN's written consent. As more specifically stated herein, IMS agrees to care for properly, repair and maintain the Equipment, and to instruct properly IMS employees as to the proper and safe care and use of same; and

         (ii) IMS agrees to take the actions necessary to ensure that third persons are not misled as to who owns the Equipment and to ensure that, in accordance with IMS's obligations under the Shelter Agreement, no liens or other security interests are attached to same; and

         (iii) IMS AGREES TO TAKE DELIVERY OF THE EQUIPMENT "AS IS," AND ALIGN HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE EQUIPMENT, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IMS further agrees that it shall indemnify and hold harmless ALIGN against all losses, liabilities, costs and expenses, including reasonable attorneys fees, arising out of, or relating to, any breach of IMS' obligations under this Agreement or the Shelter Agreement and any personal injuries to IMS' employees or other persons and property damage that occur while the Equipment is in IMS' possession.

                             Annex 1 to Exhibit "C"

                                                     ALIGN/IMS Shelter Agreement
                                                          Annex 1 to Exhibit "C"

12.      NOTICES.

All notices, demands and requests required under this Agreement shall be in writing, and shall be properly given if served personally or if sent by registered or certified mail, return receipt requested, addressed to the respective Party, as the case may be, at the respective address last designated by the other Party to this Agreement for such purpose, and will be deemed to be effective upon the date of the Party's receipt of such notice. Until the Parties designate other addresses, their addresses shall be as follows:

                  ALIGN:      ALIGN TECHNOLOGY INC.
                              881 Martin Avenue,
                              Santa Clara, CA 95050
                              Attn.: CEO and General Counsel

                  IMS:        International Manufacturing Solutions Operaciones,
                              S. de R.L.
                              c/o The TECMA Group, LLC
                              2000 Wyoming Ave.
                              El Paso, Texas 79903
                              Attn: K. Alan Russell

13.      SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and the successors and assigns of each, but shall not be assignable to any third party without the written consent of the other Party, which consent shall not be unreasonably withheld.

14.      QUIET ENJOYMENT.

So long as IMS is not in default under this Agreement or the Shelter Agreement, IMS shall peacefully and quietly have, hold and enjoy the use of the Equipment during the term of this Agreement and the Shelter Agreement.

15.      APPLICABLE LAW.

This Agreement shall be deemed to have been entered into in the State of California, in the United States of America. It shall be governed and construed by the laws of the State of New York, without reference to its conflicts of laws principles that would direct the application of the laws of another jurisdiction. Any suit, action or proceeding with respect to the Agreement may be brought only in the state courts of New York or the federal courts of the United States located therein and the Parties hereby submit to the jurisdiction of such courts for such purposes and waive any other jurisdiction by any reason, including, but not limited to, a Party's present or future domicile, personal jurisdiction, any claim of inconvenient forum or otherwise.

16.      COMMODATUM.

The Commodatum Agreement shall be co-terminus with the Shelter Agreement and this Agreement.
                             Annex 1 to Exhibit "C"

                                                     ALIGN/IMS Shelter Agreement
                                                          Annex 1 to Exhibit "C"

17.      AUTHORIZATION.

By executing this Agreement, ALIGN expressly grants its authorization and consent to IMS to enter into the Commodatum Agreement, under the terms and conditions established herein. Each party acknowledges that is has the right to have an attorney review the contents of this Agreement and failure to do so shall be an express waiver of such right and shall not be a defense, including but not limited to, failure to provide Services or adherence to the terms of this Agreement.

18.      ENTIRE AGREEMENT.

This Agreement, together with the Shelter Agreement and Commodatum Agreement, constitute the complete and exclusive agreement of the Parties with respect to the subject matter hereof and together such agreements supersede all prior agreements, written or oral, relating thereto. Notwithstanding the foregoing, in the event of a conflict between this Agreement and the Shelter Agreement, the terms and conditions of the Shelter Agreement shall prevail. Any amendment of this Agreement must be made upon the express written agreement of the Parties.

19.      COUNTERPARTS.

This Agreement may be executed in identical counterparts, including by facsimile signature, each of which shall be deemed an original and which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed multiple copies of this Agreement as of the date set forth above.

ALIGN TECHNOLOGY, INC.                       INTERNATIONAL MANUFACTURING
                                             SOLUTIONS OPERACIONES, S. DE R.L.


_______________________________              ___________________________________
By:                                          By:    K. Alan Russell
Title:                                       Title: President

                             Annex 1 to Exhibit "C"

                                                     ALIGN/IMS Shelter Agreement
                                                          Annex 2 to Exhibit "C"

                     SHELTER AGREEMENT BETWEEN ALIGN AND IMS

                             ANNEX 2 TO EXHIBIT "C"
                                 EQUIPMENT LIST

Hard copy attached hereto.

                             Annex 2 to Exhibit "C"

                                                     ALIGN/IMS Shelter Agreement
                                                                     Exhibit "D"

                     SHELTER AGREEMENT BETWEEN ALIGN AND IMS

                                   EXHIBIT "D"
                                 PRICING MATRIX

1.       PREMISES

The Align Space is a 51,866 sq ft portion of a facility commonly referred to as IMS Plant 11, the Premises, which consists of a total area of 68,293sq ft.

         o        Pricing for the above described premises will be $0.46 per ft.
                  per month, invoiced monthly in advance without additional mark-up.

         o        Total:

                     51,866 sq. ft. X $0.46 / sq. ft.            = $ 23,858
                     Property Taxes @ $0.006 / sq. ft.           = $    311
                     Insurance @ $0.03 / sq. ft.                 = $  1,556
                     Maintenance @ $0.02 / sq. ft.               = $  1,037
                                                                 ----------
                     Total per month                             = $ 26,762

 Map of the Premises:

                             [GRAPHIC APPEARS HERE]


IMS will pay all VAT taxes associated with the Premises and such will not be billed back to Align.

                                   Exhibit "D"

                                                     ALIGN/IMS Shelter Agreement
                                                                     Exhibit "D"

2.  HUMAN RESOURCES

Charges will be based on the cost of Headcount hours actually worked, plus the percentage mark-up as per the matrix shown below. Weekly Headcount hours will determine which matrix column applies for the invoice period.

Headcount                   250-300            301-350            351-400            401-450
Headcount hrs/wk       11,350 to 13,500   13,545 to 15,750   15,795 to 18,000   18,045 to 20,250
Markup                        38%                37%                36%                35%

Headcount                   451-500            501-550           551-600 +
Headcount hrs/wk       20,295 to 22,500   22,545 to 24,750   24,795 to 27,000
Markup                        34%                33%                32%

3.  SHARED IN-PLANT SUPPORT.

The cost of this In-Plant Support will be billed per headcount hour (without additional markup) based on the schedule shown below.

Headcount                   250-300            301-350            351-400            401-450
Headcount              11,350 to 13,500   13,545 to 15,750   15,795 to 18,000   18,045 to 20,250
hrs/wk
In-Plant Support Cost
per Hour                     $0.90              $0.85              $0.80              $0.75

Headcount                  451-500            501-550           551-600 +
Headcount              20,295 to 22,500   22,545 to 24,750   24,795 to 27,000
 hrs/wk
In-Plant Support Cost        $0.70              $0.65              $0.60
per Hour

4.- MEXICAN PAYABLES AND OTHER REMBURSABLE EXPENSES

     o All MRO plant requirements, for capital purchases as desired, utilities and customs and cross border transport will be Actual Cost including IVA with no additional markup.

     o Pricing for capital equipment will be Actual Cost including IVA with no additional markup.

     o Pricing for construction or installation management including design, vendor payments and oversight will be Actual Cost including IVA with no additional markup.

                                   Exhibit "D"

                                                     ALIGN/IMS Shelter Agreement

                     SHELTER AGREEMENT BETWEEN ALIGN AND IMS

                                   EXHIBIT "E"
                           REQUIRED INSURANCE COVERAGE

The parties will within 30 days from the Effective Date mutually agree on acceptable coverage for all insurance policies and items referenced within the Agreement.

IMS will provide a quote to Align for pollution liability insurance.

If the policy will provide a quantifiable break out of the loss of rental for the premises, IMS will provide such to Align and the parties will discuss elimination of such fee to Align.

                                                     ALIGN/IMS Shelter Agreement

                                    EXHIBIT F

                                    GUARANTY

         THIS GUARANTY ("Guaranty") is made and entered into as of the __ day of ________________________, 2005, between ALIGN TECHNOLOGY, INC., represented herein by _____________________________ (hereinafter referred to as the "Guarantor"), and INMOBILIARIA PREMIER, S. DE R.L. DE C,V,, represented herein by __________________________ (hereinafter referred to as the "Lessor").

                              W I T N E S S E T H:

         WHEREAS, Guarantor and International Manufacturing Solutions Operaciones, S. de R.L. de C.V. ("IMS") have entered into a cross-border manufacturing transaction;

         WHEREAS, IMS and Lessor have entered into a Lease Agreement, dated ____________________________, a copy of which is attached hereto as Addendum "A"("Lease") regarding a portion of a facility comprising _______ sq. ft. and allocated common areas totaling _____________ sq. ft., located at Calle Mayas 7710, Parque Industrial Fernandez, Ciudad Juarez, Chihuahua, Mexico; and

         WHEREAS, Lessor entered into a five (5) year Lease with IMS provided that Guarantor guarantees the performance of IMS for the first five (5) years of such Lease as contained herein;

         NOW, THEREFORE, in consideration of the promises, obligations and liabilities mutually exchanged and created herein and in the Lease, and for other good and valuable consideration, receipt of which is hereby acknowledged, Guarantor agrees as follows:

         1. To induce Lessor to enter into the Lease, Guarantor hereby, in accordance with the terms hereof, unconditionally and irrevocably guarantees to Lessor, its heirs, legal representatives and assigns, the punctual payment of all monthly base rent (including occupancy costs such as CAM, taxes, utilities, insurance, etc.) (the "Obligations") for the first five (5) years of the Lease (the "Obligations Period"). That Lessor will provide prompt written notice to Guarantor if Lessor has been unable to pay any of its obligations under the Lease.

         2. This is an irrevocable continuing guaranty that shall remain in effect until the expiration of the last statute of limitations period for any claims for the Obligations during the Obligations Period that Lessor may have against IMS. Unless otherwise expressly agreed in writing by Guarantor, this Guaranty shall not apply to any addendums, renewals, extensions, options, expansions, amendments and modifications of the Lease or of any Obligation there under.

         3. No invalidity, irregularity or unenforceability of all or any part of the Obligations of IMS guaranteed hereunder shall affect, impair or be a defense to Guarantor's obligations under this Guaranty, and this Guaranty shall be a primary obligation of Guarantor. The Obligations, covenants, agreements and duties of Guarantor under this Agreement shall in no way be affected or impaired by (i) the voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization or similar proceeding affecting IMS or any of IMS' assets, or (ii) the release of IMS from the performance or observation of any of the Obligations by IMS' bankruptcy or other operation of law.

                                                     ALIGN/IMS Shelter Agreement

         4. No failure by Lessor to insist upon the strict performance of any provision hereof or of the Lease or to exercise any right, power or remedy consequent upon a breach of the Lease, and no submission by the Guarantor or IMS or acceptance by Lessor of full or partial rent or performance during the continuance of any such breach, shall constitute a waiver of any such breach or of any such provision. No waiver of any breach of the Lease or of this Agreement shall affect or alter this Agreement or the rights of Lessor with respect to any other then existing or subsequent breach.

         5. Guarantor agrees that Lessor may proceed against Guarantor directly and independently and that the cessation of the liability or responsibility of others for the Obligations for any reason other than full payment, shall not in anywise affect the liability of the Guarantor. The obligations of the Guarantor and those of any other guarantor or guarantors who may have guaranteed or who hereafter guaranty the Obligations are and will be joint and several, and Lessor may release or settle with any one or more of the guarantors at any time without affecting the continuing liability of the remaining guarantor or guarantors.

         6. This Agreement is for the benefit of Lessor, and for such other persons as may from time to time be the assignee of Lessor and this Agreement shall be transferable and assignable with the same force and effect and to the same extent as the Lease may be assignable and transferable, it being understood that upon the assignment or transfer by Lessor of the Lease, the assignee of such Lease shall have all the rights granted to Lessor under this Agreement. Should Lessor have to enforce this Guaranty and collect for Obligations that IMS has failed to pay, Lessor acknowledges and agrees that IMS is obligated to assign and Lessor agrees to authorize, at Guarantor's sole election, all of its right, title and interest in the Lease to Guarantor, thereby replacing IMS as Lessee. In addition, upon written notification from IMS or ALIGN that the Shelter Agreement has terminated or has expired, IMS is obligated to assign, and Lessor agrees to authorize, at Guarantor's sole election, all of its right, title and interest in the Lease to Guarantor, wherein ALIGN will replace IMS as lessee under the Lease. Lessor hereby consents to such assignment of the Lease by IMS and assumption by Guarantor.

         7. Lessor will give Guarantor notice of IMS' default in payment or performance of the Obligations and an opportunity to cure such default for thirty (30) business days after such notice is sent, prior to taking action to enforce this Guaranty against Guarantor. Unless and until the Obligations have been satisfied in full, Guarantor hereby further waives all of its rights of subrogation, contribution and reimbursement which it would otherwise have against IMS in the event Guarantor suffers any liability under this Guaranty.

         8. No agreement exists between Guarantor and Lessor other than as set forth herein. The rights and remedies of Lessor under this Guaranty and any others otherwise created are cumulative and may be exercised singly or concurrently, and the exercise of any one or more of them will not be a waiver of any other. No acts, delay, or omission or course of dealing between Lessor and IMS or Guarantor will act as a waiver of any of Lessor's rights or remedies under this Agreement, and no wavier, change, modification or discharge of this Agreement or any obligation created hereby will be effective unless in writing signed by Lessor.

         9. Guarantor hereby acknowledges that it has investigated fully the benefits and advantages which will be derived by Guarantor from execution of this Guaranty, and the Guarantor does hereby acknowledge, warrant and represent that a direct or indirect benefit will accrue to Guarantor by reason of execution of this Guaranty.

                                                     ALIGN/IMS Shelter Agreement

         10. In an action for the interpretation and performance of this Guaranty, Guarantor and Lessor each agrees to submit itself in the jurisdiction of the Federal or State District Court, in the State of New York, United States of America. The parties expressly waive the right to any other jurisdiction they may have as a result of their present or future domiciles, or due to any other cause whatsoever.

         All notices and demands required or given under this Guaranty shall be in writing and transmitted by facsimile, delivered by internationally recognized air courier addressed as follows or as otherwise specified by Lessor or Guarantor by notice hereunder, provided however that facsimile alone is not sufficient notice.

To Guarantor:       ALIGN TECHNOLOGY, INC.

                    881 Martin Avenue
                    Santa Clara, CA 95050
                    Attn: CEO and General Counsel
                    Fax: (408) 470-1024

To Lessor:          INMOBILIARIA PREMIER, S de R.L.
                    C/O THE TECMA GROUP, L.P.
                    2000 Wyoming Ave.
                    El Paso, Texas  79903
                    Attn.: K. Alan Russell
                    Fax: 915-534-4252

CC:                 T.O. GILSTRAP, JR., P.C.
                    5915 Silver Springs
                    Building 2
                    El Paso, Texas  79912
                    Fax: 915-581-7934

         Notices shall be deemed effective upon the earlier of receipt or 5 business days after they are sent.

                                                     ALIGN/IMS Shelter Agreement

         IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be entered into as of the day and year first above written.

THE "GUARANTOR"
ALIGN TECHNOLOGY, INC.

By:           _________________________________

Printed Name: _________________________________

Title:        _________________________________


THE "LESSOR"
INMOBILIARIA PREMIER, S. de R.L.

By:           _________________________________

Printed Name: _________________________________

Title:        _________________________________

                                                     ALIGN/IMS Shelter Agreement

                                   ADDENDUM A

                                     "Lease"

Intentionally left blank.

                                                     ALIGN/IMS Shelter Agreement
                                                                    Schedule "A"

                     SHELTER AGREEMENT BETWEEN ALIGN AND IMS

                                  SCHEDULE "A"
                                  MISCELLANEOUS

                               HAZARDOUS MATERIALS

In General. IMS shall not cause, nor permit, any hazardous materials to be brought upon, produced, stored, used, discharged or disposed of in, on or about the premises unless such is in compliance with applicable environmental laws and ALIGN's procedures as designated by ALIGN from time to time. "Hazardous materials" shall mean, collectively, any pollutant, contaminant, or flammable, explosive, radioactive material, biohazards, hazardous waste, toxic substance or related material.

Mixing of Chemicals. IMS shall take steps to ensure that its employees take appropriate precautions so as to avoid mixing any hazardous materials, or mixing any non-hazardous materials in ways that may cause injury to persons or property.

Training. Employees must be given training and information on hazardous materials as well as non-hazardous materials, prior to initial assignment and during employment, in their work area. Each employee who may be exposed to hazardous chemicals when working must be provided information and trained prior to initial assignment to work with a hazardous chemical, and whenever the hazard changes. Employees must also be given training and information regarding procedures relating to the disposal and transport of hazardous and non-hazardous materials. IMS shall also ensure that employees are properly informed as to appropriate procedures to contain or clean up any accident involving hazardous materials.

Labeling. Each hazardous substance container must be labeled with both the identity of the hazardous materials and the appropriate warnings. Labels provided by the product manufacturers or distributors may not be removed, altered or defaced. In lieu of affixing labels to the containers, IMS may communicate the required information through appropriate signage, placards, operating procedures or other written materials.

                                HEALTH AND SAFETY

Protective Equipment. Protective equipment, including personal protective equipment for eyes, face, head, and extremities, protective clothing, respiratory devices, and protective shields and barriers, shall be provided, used, and maintained in a sanitary and reliable condition wherever necessary or appropriate by reason of hazards of processes or environment, chemical hazards, radiological hazards, or mechanical irritants encountered in a manner capable of causing injury or impairment in the function of any part of the body through absorption, inhalation or physical contact. IMS shall select and require employees to use appropriate hand protection when employees' hands are exposed to hazards such as those from skin absorption of harmful substances; severe cuts or lacerations; severe abrasions; punctures; chemical burns; thermal burns; and harmful temperature extremes.

                                  Schedule "A"

Training. IMS shall provide employees with training and information on health and safety issues, including without limitation the procedures to seek medical help for work-related health issues.

Work Environment. IMS shall maintain a clean work environment so as to prevent any health and safety problems.

Material Safety Data Sheets. IMS shall maintain a Material Safety Date Sheet
(MSDS) for each hazardous chemical it uses. Each MSDS must provide information about the hazardous chemical, including its potential hazardous effects, its physical and chemical characteristics and recommendations for appropriate protective measures. IMS shall provide access to the MSDSs to its employees by maintaining copies of them at each point of use, the front lobby and in the chemical storage area.

Emergency Exits and Routes. Emergency exits and routes must be clearly identified. IMS shall inform employees of appropriate evacuation procedures in the event of an emergency. Each exit route must be a permanent part of the workplace. Employees must be able to open an exit route door from the inside at all times without keys, tools, or special knowledge. A device such as a panic bar that locks only from the outside is permitted on exit discharge doors. Exit route doors must be free of any device or alarm that could restrict emergency use of the exit route if the device or alarm fails.

Additional Precautions. Safeguards designed to protect employees during an emergency (e.g., sprinkler systems, alarm systems, fire doors, exit lighting) must be in proper working order at all times. IMS must install and maintain an operable employee alarm system that has a distinctive signal to warn employees of fire or other emergencies, unless employees can promptly see or smell a fire or other hazard in time to provide adequate warning to them.

                                    SECURITY

IMS and Align shall cooperate in good faith to produce no later than ninety (90) days after the Effective Date of the Agreement an information and security plan to be followed by IMS in the performance of the Services. Upon completion such shall be attached hereto and incorporated into this Agreement.

                                  Schedule "A"
                                   Page 2 of 2